UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE GOODYEAR TIRE & RUBBER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GOOD YEAR Notice of 2019 Annual Meeting of Shareholders and Proxy Statement APRIL 8, 2019 AKRON, OHIO

INNOVATION EXCELLENCE Develop great products and services that anticipate and respond to the needs of consumers SALES & MARKETING EXCELLENCE Build the value of our brand, help our customers win in their markets, and become consumers' preferred choice OPERATIONAL EXCELLENCE Relentlessly improve our quality and efficiency to deliver the right tire, to the right place, at the right time for the right cost Winning at the intersection is the key to success HOW WE'LL WIN

March 8, 2019

Dear Fellow Goodyear Shareholder,

Thank you for your continued investment in Goodyear. I and the rest of the Board of Directors invite you to attend the 2019 Annual Meeting of Shareholders.

In 2018, our business teams delivered several operational wins. Most notably, we recovered consumer replacement volume in our key mature markets, led by above-industry growth in the high-margin 17-inch and greater category in the U.S. and Europe. Our commercial truck tire shipments increased, as a strong commercial product portfolio and a suite of industry-leading fleet solutions allowed us to benefit from the positive momentum in the transportation industry. Globally, we added to our OE pipeline by securing numerous new fitments, with many on electric vehicles.

We also achieved several strategic objectives during the year, three of which enhance our preparedness for the changes we see coming in the ways that tires are bought and sold:

•	Successfully launched TireHub, our new national distributor in the U.S.;

•	Expanded the reach of Goodyear Mobile Install, our mobile installation platform; and

•	Introduced Roll by Goodyear, a new retail concept designed for high-traffic retail locations, such as high-end lifestyle centers and business districts.

Changing consumer preferences have led to the creation of entirely new companies, new business models and new categories. TireHub, Goodyear Mobile Install, and Roll by Goodyear reflect our response to this changing consumer behavior as it relates to the tire buying process. Each of these formats strengthens our Connected Business Model, which is designed to move us closer to our customers and consumers, allowing us to improve our service levels today while positioning us to be a leader in the changing mobility landscape.

These accomplishments were tempered by the increasing macroeconomic headwinds the tire industry faced as the year progressed, including rising raw material costs, a strengthening U.S. dollar, and softening industry conditions in emerging markets — most notably China and Brazil. These challenges dampened our financial results in 2018.

While our financial performance fell short of our goals, we are exceeding our performance from the previous industry cycle despite a turbulent environment. This is confirmation that our strategy is working and that our investments are strengthening our competitive position in the market, helping us deliver higher highs and higher lows at each point in the industry cycle.

We head into 2019 with a focus on execution, with product and business model innovation as a priority, and with an understanding that we need to intensify our focus on factors we can control, including our costs and cash flow in light of the realities of today’s challenging macroeconomic backdrop. However, it is also important to ensure that we are running the business for the long term. We must leverage our brand, our products, our people, and our innovation to capitalize on the market opportunities that are being created by population and income growth around the globe, as well as the disruption that is occurring in the auto industry.

A new mobility ecosystem is changing the underpinnings of the auto industry in ways unimaginable only a few years ago; however, I remain even more optimistic about our future. We have a remarkable set of assets: a powerful brand, dedicated associates, a culture of innovation, the strongest portfolio of products in our history, an aligned retail and distribution network, and a growing portfolio of premium OE fitments. The combination of these elements drives value for our customers and consumers and is where Goodyear continues to demonstrate its competitive advantage as the mobility revolution unfolds.

We will maintain our unwavering commitment to our long-term strategy of pursuing growth in the industry’s most attractive market segments and ensuring that we capture the value of our Connected Business Model. This focus, combined with our relentless commitment to capital stewardship, will underpin our ability to create sustainable shareholder value going forward.

On behalf of our Board of Directors, thank you for your continued support. We look forward to welcoming you at our annual meeting.

Sincerely,

Richard J. Kramer Chairman of the Board, Chief Executive Officer and President

March 8, 2019

Dear Fellow Goodyear Shareholder,

I am honored and proud to serve as Goodyear’s independent Lead Director. Your Board of Directors sets high standards for Goodyear’s employees, officers and directors and promotes a corporate culture that is committed to acting with honesty, integrity and respect in all that we do. “Protect Our Good Name” is more than just a slogan — it is an integral part of the way we do business. As a Board, we are committed to representing your interests by providing appropriate oversight and delivering on our long-term strategy to achieve profitable growth. It has been an active year, and I want to update you on some of the key areas on which the Board has been focused.

BOARD CONTRIBUTION TO STRATEGY AND PERFORMANCE

Our Board of Directors is comprised of committed, qualified and diverse individuals who bring a wealth of experience and perspectives to their roles as the stewards of our Company and your investment in Goodyear. Our directors’ deep and diverse skill sets and thought leadership have been an invaluable resource to me, our Chairman and the Goodyear management team in establishing our long-term business strategy and in executing on that strategy. I am happy with the recent addition of Tom Williams to the Board. Tom is currently the CEO and Chairman of Parker-Hannifin Corporation, and he brings to our Board extensive senior executive leadership experience, especially with respect to the operations of complex, global businesses. I am grateful to work with such capable and dedicated individuals in the pursuit of long-term shareholder value creation. I encourage you to support each of the Board’s nominees on this year’s ballot.

BOARD LEADERSHIP STRUCTURE

We are focused on key governance practices of importance to our shareholders. Our Board leadership structure is one of those areas. The Board, after thoughtful evaluation, continues to believe that a combined Chairman-CEO role, accompanied by a strong independent Lead Director role, is the leadership structure that best serves the interests of Goodyear and our shareholders. Our Board continues to provide strong, independent oversight of management. In my role as independent Lead Director, I am empowered to provide independent leadership for our Board and am fully committed to fulfilling those responsibilities on your behalf.

COMMITMENT TO CONTINUED ENGAGEMENT WITH OUR SHAREHOLDERS

Our Board of Directors values the feedback and insights gained from frequent engagement with our shareholders. In 2018, I met with several of our largest shareholders to discuss the challenging industry dynamics we faced in 2018, how our strategy will enable us to drive future growth in our business, and the Board’s role in overseeing that strategy. We also discussed how the Board thinks about its composition and refreshment, the Board’s independent oversight of management, our commitment to aligning pay with performance, key sustainability initiatives, and our sound corporate governance and corporate responsibility practices. We remain committed to including our shareholders’ perspectives in boardroom discussions, and we believe that regular engagement with our shareholders is necessary to ensure thoughtful and informed consideration of your views on matters of importance to our business.

EXECUTIVE COMPENSATION

We remain committed to maintaining a strong alignment between company performance and our executive compensation program. As you read the Compensation Discussion and Analysis section of this Proxy Statement, we believe you will see the alignment of our incentive compensation plans with the Company’s performance — as payouts under those plans were significantly below target, demonstrating our strong pay for performance philosophy.

I appreciate your ongoing confidence in Goodyear and the Board of Directors. We remain committed to serving your interests, and we appreciate the opportunity to serve Goodyear on your behalf.

Sincerely,

W. Alan McCollough Independent Lead Director

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

To the shareholders:

The 2019 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear,” “Company,” “we,” “our” or “us”) will be held at the Hilton Akron/Fairlawn, 3180 West Market Street, Akron, Ohio, on Monday, April 8, 2019 at 4:30 p.m., Akron Time, for the following purposes (the “Annual Meeting”):

   To elect the thirteen members of the Board of Directors named in the Proxy Statement to serve one-year terms expiring at the 2020 Annual Meeting of Shareholders (Proposal 1);

  To consider and approve an advisory resolution regarding the compensation of our named executive officers (Proposal 2);

   To consider and approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019 (Proposal 3);

  To consider and vote upon a shareholder proposal (Proposal 4), if properly presented at the Annual Meeting; and

   To act upon such other matters and to transact such other business as may properly come before the meeting or any adjournments thereof.

Location:

Hilton Akron/Fairlawn

3180 West Market Street

Akron, Ohio

Time & Date:

Monday, April 8, 2019 at 4:30 p.m.,

Akron Time

The Board of Directors fixed the close of business on February 12, 2019 as the record date for determining shareholders entitled to notice of, and to vote at, the 2019 Annual Meeting. Only holders of record of shares of common stock, without par value, of Goodyear (“Common Stock”) at the close of business on February 12, 2019 will be entitled to vote at the 2019 Annual Meeting and adjournments, if any, thereof.

If you are not able to attend in person, we hope that you will vote by proxy. These proxy materials contain detailed information about the matters on which we are asking you to vote. Please read the materials thoroughly and vote in accordance with the Board’s recommendations. Your vote is very important to us.

March 8, 2019

By order of the Board of Directors

David L. Bialosky, Secretary

Please vote via the internet or by telephone or complete, date and sign your Proxy and return it promptly in the enclosed envelope

PROXY STATEMENT SUMMARY

This summary is an overview of information that you will find elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Proposals and Board Recommendations

Proposal		Board’s Voting Recommendation	Page Reference
1.	Election of Directors	FOR each Nominee	13
2.	Advisory Vote on Executive Compensation	FOR	20
3.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	76
4.	Shareholder Proposal regarding Independent Board Chairman	AGAINST	78

Business Overview

Goodyear is one of the world’s leading manufacturers of tires, engaging in operations in most regions of the world. In 2018, our net sales were $15.5 billion and Goodyear’s net income was $693 million. We develop, manufacture, distribute and sell tires for most applications through our strong portfolio of brands, led by the Goodyear brand, one of the most recognizable brand names in the world, as well as the Dunlop, Kelly, Debica, Sava and Fulda brands.

We are one of the world’s largest operators of commercial truck service and tire retreading centers, and we operate approximately 1,000 tire and auto service center outlets where we offer our products for retail sale and provide automotive repair and other services. We have a pervasive distribution network that is focused on making the tire buying process easier — with over 13,000 retail touch points, a concentrated network of aligned third-party distributors, approximately 200 company-owned warehouse distribution facilities, and a leading business-to-consumer e-commerce platform.

We manufacture our products in 47 manufacturing facilities in 21 countries, including the United States, and we have marketing operations in almost every country around the world. We employ approximately 64,000 full-time and temporary associates worldwide.

PROXY SUMMARY

2018 Business Performance Highlights

EBIT* $1,267 MILLION NET INCOME* $568 MILLION FREE CASH FLOW FROM OPERATIONS* $393 MILLION TOTAL SHAREHOLDER RETURN* 5th %ILE OF S&P 500 SHAREHOLDER RETURN PROGRAM $358 MILLION *As defined for purposes of our compensation plans in 2018

Our performance fell short of our goals in 2018 as we continued to experience challenging global industry conditions, including higher raw material costs, foreign currency headwinds due to a strong U.S. dollar, and volatility in emerging markets, including softening industry conditions in China. These factors more than offset the benefits of increased demand for our consumer replacement tires in the United States and Europe, driven by sales of 17-inch and above rim size tires that outperformed the industry.

We are not satisfied with our overall performance in 2018, and we will intensify our efforts to improve execution in the areas of our business that are largely within our control, including gross cost savings and manufacturing efficiency. The restructuring plan that we expect to unveil during the first half of 2019 will underpin the next wave of our cost savings and strengthen our long-term competitive position in the market.

We remain committed to our strategy which is aimed at capturing profitable growth in attractive market segments, particularly in 17-inch and above rim size tires, mastering increasing complexity and turning that into a competitive advantage, and connecting with consumers through our aligned distribution network of distributors and dealers.

In order to drive this future growth and address the challenging industry environment, we remain focused on:

•	Developing great products and services that anticipate and respond to the needs of consumers;
•	Building the value of our brand, helping our customers win in their markets, and becoming consumers’ preferred choice; and
•	Relentlessly improving our quality and efficiency to deliver the right tire, to the right place, at the right time for the right cost.

Our strategy is designed to take advantage of the long-term trends shaping our industry, particularly in the larger rim size segment of the market.

During 2018, we formed a 50/50 joint venture with Bridgestone Americas, Inc. (“Bridgestone”) that combined our company-owned wholesale distribution business and Bridgestone’s tire wholesale warehouse business to create TireHub, LLC (“TireHub”), our sole authorized national tire distributor in the United States. TireHub will provide U.S. tire dealers and retailers with a comprehensive range of passenger and light truck tires from two of the world’s leading tire companies, with an emphasis on satisfying the rapidly growing demand for larger rim diameter premium tires.

We also announced an increase in the quarterly cash dividend on our common stock, from $0.14 per share to $0.16 per share, beginning with the December 3, 2018 payment date.

PROXY SUMMARY

Shareholder Engagement

We believe that it is important for us to communicate regularly with shareholders regarding areas of interest or concern. We have a robust shareholder engagement program that includes an annual outreach that is focused on our long-term business strategy, executive compensation, corporate governance, corporate responsibility and other topics suggested by our shareholders. This annual outreach helps to ensure that our shareholders are heard and able to communicate directly with us on these important matters. The following chart demonstrates our long-standing commitment to a robust shareholder engagement program:

Commitment to Shareholder Engagement (as a % of outstanding Common Stock)

As part of our 2018 annual outreach (based on our outstanding Common Stock as of September 30, 2018):

•	We requested the opportunity to meet with many of our shareholders;
•	We ultimately engaged with shareholders representing over 50% of our Common Stock; and
•

Our independent Lead Director met with several of our largest shareholders (representing approximately 33% of our Common Stock) to provide a direct line of communication between our shareholders and the Board of Directors.

Specifically, our outreach meetings this year gave us the chance to discuss:

•	the challenging industry dynamics we faced in 2018,
•	how our strategy will enable us to drive future growth in our business,
•	the Board’s role in overseeing that strategy,
•	how the Board thinks about its composition and refreshment,
•	the Lead Director’s and Board’s independent oversight of management,
•	our commitment to aligning pay with performance,
•	an update on key sustainability initiatives, such as the Sustainable Natural Rubber Initiative, and
•	our sound executive compensation, corporate governance and corporate responsibility practices.

Executive Compensation Highlights

Our executive compensation program is designed to support achievement of our business objectives and to serve the long-term interests of our shareholders. Our executive compensation is strongly aligned to company performance and measurable

PROXY SUMMARY

financial metrics, thereby aligning management’s interests with our shareholders’ interests by focusing management on driving increased shareholder value.

The payouts under our incentive compensation plans this year were strongly aligned with our financial and stock price performance — demonstrating our commitment to structure an executive compensation program that pays for performance — as the payouts under those plans were significantly lower than in prior years.

Our CEO’s actual payouts under our annual incentive plan over the past three years are aligned with our EBIT and Free Cash Flow from Operations performance over those periods, as shown in the graphic below. For 2018, there were no payouts for overall company performance under our annual incentive plans or the 2018 performance period under our long-term incentive plans. In 2018, our relative total shareholder return, or TSR, modifier reduced the payouts for our 2016-2018 performance cycle by 20% as well.

CEO annual incentive payout

(in millions, except Actual Payout) EBIT Free cash from operations Actual Payout as a percent age of target

For 2018, our financial metrics were:

	Incentive Program	Financial Metrics	Weighting

ANNUAL INCENTIVES	Annual Performance Plan	EBIT	40%
		Free Cash Flow from Operations	40%
		Operating Drivers	20%

LONG-TERM AWARDS	Performance-Based Awards (Paid out in Equity and Cash)	Net Income	50%
		Cash Flow Return on Capital	50%
	Restricted Stock Units

PROXY SUMMARY

THE COMPENSATION COMMITTEE HAS ADOPTED A NUMBER OF BEST PRACTICES THAT ARE CONSISTENT WITH OUR PERFORMANCE-BASED COMPENSATION PHILOSOPHY:

•  Use of diversified financial metrics in our annual and long-term plans that are closely tied to our long-term strategy, along with a relative TSR modifier on all long-term performance-based awards

•  No dividends or dividend equivalents on unearned performance-based equity awards

•  No repricing of options without shareholder approval

•  No pension credit for newly hired executives to make up for service at prior employers

•  Double-trigger change-in-control provisions in our change-in-control plan and our equity compensation plans, and no walk-away rights

•  No tax gross-ups in our change-in-control plan or for perquisites

•  Robust stockholding guidelines for officers and directors, including stock retention provisions following the exercise of stock options or the vesting of other stock-based awards

•  Hedging and pledging of our Common Stock by officers, directors and employees is prohibited

•  Robust clawback policy in place

•  Compensation Committee consists only of independent Board members

•  Engaged a leading independent compensation consultant to assist the Compensation Committee and Board in determining executive and director compensation and evaluating program design

Our Board of Directors

OUR BOARD IS COMPRISED OF COMMITTED, QUALIFIED INDIVIDUALS WITH A DIVERSE AND COMPLEMENTARY BLEND OF SKILLS, BUSINESS AND PERSONAL EXPERIENCES, BACKGROUNDS AND EXPERTISE, INCLUDING THE FOLLOWING:

•  Senior leadership experience

Directors who have served in senior leadership roles at large organizations provide us with a practical understanding of organizations, processes, strategy, risk management and other factors that promote growth.

•  Global perspective

As a global company, we benefit from our directors who have experience with multinational companies or in international markets to help direct our global business plans and navigate challenges that we may encounter in our international operations.

•  Marketing and branded consumer product experience

Marketing and branding initiatives are essential to our growth strategy to increase market share in a competitive industry.

•  Operational and manufacturing experience

Directors with operational and manufacturing experience provide valuable insight to management on the development and execution of our strategy.

•  Finance, accounting and financial reporting expertise

An understanding of finance and accounting assists our directors in overseeing our financial reporting and internal controls to ensure they are accurate and transparent.

•  Leadership development expertise

Having directors who can help advise management on how to motivate and develop leaders within the Company helps ensure our success is sustainable.

•  Legal, regulatory and government experience

Directors with knowledge of the legal and regulatory framework in which we operate help evaluate risks and how our business may be impacted by governmental actions and public policy.

•  Corporate governance, responsibility and compliance experience

Directors with experience in these areas support our goals of strong independent Board oversight, accountability and protection of shareholder interests.

These collective attributes enable the Board to exercise appropriate independent oversight of management and pursue long-term, sustainable shareholder value creation by providing strategic input on the development, and oversight of the implementation, of our long-term strategy.

Our Board is also committed to periodic and thoughtful Board refreshment.

PROXY SUMMARY

BOARD TENURE 11-15 years 4 average tenure 8.1 years 6-10 years 6 3 0-5 years independence 11 11 are independent diversity 3 3 are diverse

Corporate Governance Highlights

WE HAVE AN ABIDING COMMITMENT TO GOOD GOVERNANCE, AS ILLUSTRATED BY THE FOLLOWING PRACTICES:

•  Annually elected directors; no classified board

•  Majority voting for the election of directors with a resignation policy

•  Lead independent director with clear, robust responsibilities

•  100% independent audit, compensation and nominating committees

•  Regular executive sessions of the independent directors

•  Conduct annual Board and Committee evaluations, including periodic use of a third-party facilitator

•  Proxy access available to 3 year, 3% shareholders for up to 20% of Board

•  Overboarding policy in place for directors

•  No poison pill in place

•  Shareholders have the right to call a special meeting at 25%

•  Clear and robust corporate governance guidelines

•  Maintain an industry-leading corporate responsibility program with Board oversight

Spotlight on Independent Board Oversight

In order to ensure that the independent and non-management members of the Board maintain proper oversight of management on behalf of our shareholders, the Board has an independent Lead Director who is elected annually by the independent members of the Board. The election of a Lead Director by the independent members of the Board demonstrates the Board’s continuing commitment to strong corporate governance, Board independence and the importance of the role of Lead Director. The Board periodically reviews the Board leadership structure and the roles of the Chairman and independent Lead Director, taking into consideration the views expressed by our shareholders. The Board believes that, especially in our changing and challenging environment, it is in the best interests of shareholders to retain the flexibility to determine the most effective Board leadership structure at any particular point in time.

PROXY SUMMARY

W. Alan McCollough is our current independent Lead Director and has provided strong leadership of the independent and non-management directors during his tenure. He has also met frequently with investors as part of our shareholder engagement efforts in order to directly receive investor input and convey that feedback to the full Board.

Our independent Lead Director’s duties include:

•	Presiding at all meetings of the Board at which the Chairman is not present, including frequent executive sessions of the independent directors
•	Calling meetings or executive sessions of the independent directors
•	Serving as a liaison between the Chairman and the independent directors
•	Approving the schedule of Board meetings
•	Approving all information sent to the Board, including meeting agendas
•	Interviewing, along with the Chairman of the Governance Committee, all Board candidates
•	Discussing with the Governance Committee and the Chairman the membership of Board committees and the selection of committee chairs
•	Evaluating, with the Compensation Committee, the Chairman and CEO’s performance, and meeting with the Chairman and CEO to discuss that evaluation
•	Assisting the Governance Committee in connection with the annual Board and committee evaluation process

In addition to the clearly-delineated and comprehensive oversight responsibilities of our Lead Director, the independent directors have ample opportunity to, and regularly do, assess the performance of the CEO and provide meaningful direction to him. Our Board has strong and effective independent oversight of management.

Notice Of 2019 Annual Meeting of Shareholders and Proxy Statement

1	Corporate Governance Principles and Board Matters

2	Board Leadership Structure

3	Board’s Role in Risk Oversight

5	Consideration of Director Nominees

5	Director Selection Guidelines

5	Identifying and Evaluating Nominees for Director

6	Board Structure and Committee Composition

7	Audit Committee

7	Compensation Committee

8	Committee on Corporate Responsibility and Compliance

9	Finance Committee

9	Governance Committee

9	Executive Committee

10	Corporate Responsibility

12	Communications with the Board

12	Board Independence

13	Proposal 1 – Election of Directors

20	Proposal 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers

21	Compensation Discussion and Analysis

21	Introduction

21	CD&A Table of Contents

22	Executive Summary

29	Compensation Philosophy

29	Components of Executive Compensation

31	Compensation Decision-Making

33	Role of Compensation Consultant

33	Peer Group Benchmarking of Primary Compensation

34	Target Setting

36	Annual Compensation

39	Long-Term Compensation

45	Retirement and Other Benefits

48	Compensation Policies and Practices

51	Compensation Committee Report

52	Executive Compensation

52	Summary Compensation Table

54	Summary of Realized Pay Earned by Our Chief Executive Officer for 2016, 2017 and 2018

55	Grants of Plan-Based Awards

56	Outstanding Equity Awards at Fiscal Year-End

58	Option Exercises and Stock Vested

58	Defined Contribution Plan Benefits

58	Pension Benefits

61	Nonqualified Deferred Compensation

62	Potential Payments Upon Termination or Change-in-Control

68	Director Compensation Table

70	Risks Related to Compensation Policies and Practices

70	Pay Ratio

71	Beneficial Ownership of Common Stock

73	Section 16(a) Beneficial Ownership Reporting Compliance

73	Related Person Transactions

74	Principal Accountant Fees and Services

75	Report of the Audit Committee

76	Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

78	Proposal 4 – Shareholder Proposal

82	General Information

82	Shares Voting

82	Vote Required

83	Adjourned Meeting

83	Voting Shares Held in Street Name

84	Savings Plan Shares

84	Voting of Proxy

84	Revocability of Proxy

85	Confidentiality

85	Shareholders Sharing The Same Address

85	Form 10-K

86	Costs of Solicitation

86	Submission of Shareholder Proposals and Nominations

87	Other Business

USE OF NON-GAAP FINANCIAL MEASURES

For additional information regarding segment operating income, a non-GAAP financial measure, including reconciliations to the most directly comparable GAAP financial measure, see Exhibit A to this Proxy Statement.

CORPORATE GOVERNANCE

PRINCIPLES AND BOARD MATTERS

Goodyear is committed to having sound corporate governance principles. Having such principles is essential to running Goodyear’s business efficiently and to maintaining Goodyear’s integrity in the marketplace. Goodyear’s Corporate Governance Guidelines, Business Conduct Manual, Board of Directors and Executive Officers Conflict of Interest Policy and charters for each of the Audit, Compensation, Corporate Responsibility and Compliance, Finance, and Governance Committees are available at https://corporate.goodyear.com/en-US/investors/governance/documents-charters.html. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document. A copy of the committee charters and corporate governance policies may also be obtained upon request to the Goodyear Investor Relations Department.

CURRENT COMMITTEE MEMBERSHIP AND MEETINGS HELD DURING 2018

Committees
	Independent	Audit	Compensation	Corporate Responsibility & Compliance	Finance	Governance	Executive

Mr. Firestone		MEMBER			CHAIR		MEMBER

Mr. Geissler		MEMBER		CHAIR			MEMBER

Mr. Hellman		CHAIR			MEMBER		MEMBER

Ms. Koellner			MEMBER		MEMBER

Mr. Kramer							MEMBER

Mr. McCollough Lead Director			MEMBER			MEMBER	CHAIR

Mr. McGlade			CHAIR			MEMBER	MEMBER

Mr. Morell		MEMBER		MEMBER

Mr. Palmore					MEMBER	CHAIR	MEMBER

Ms. Streeter			MEMBER			MEMBER

Mr. Weidemeyer		MEMBER		MEMBER

Mr. Wessel				MEMBER

Number of Meetings in 2018		6	6	3	3	4	0

1

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Leadership Structure

Board Leadership Structure

Mr. Kramer serves as our Chairman of the Board, Chief Executive Officer and President and Mr. McCollough was elected by the independent members of the Board to serve as our independent Lead Director. The Board believes that the current Board leadership structure is the most appropriate for the Company and its shareholders at this time. The Board periodically reviews the Board leadership structure and the roles of the Chairman and independent Lead Director, taking into consideration the views expressed by our shareholders.

In order to ensure that the independent and non-management members of the Board maintain proper oversight of management on behalf of our shareholders, the Board has an independent Lead Director who is elected annually by the independent members of the Board. The election of a Lead Director by the independent members of the Board demonstrates the Board’s continuing commitment to strong corporate governance, Board independence and the importance of the role of Lead Director.

Currently, the Board believes that having Mr. Kramer serve as Chairman best positions the Company to compete successfully and advance our shareholders’ interests. His extensive knowledge of the Company and the tire industry, gained through 19 years of experience in positions of increasing authority including Chief Financial Officer and President, North America, is valuable to the Board in his role as Chairman. Mr. Kramer has provided strong and open leadership of the Board as the Company executes its strategy in a highly competitive industry that continues to be challenged by volatile global economic conditions. The current combination of the Chairman and CEO roles enhances the Company’s ability to coordinate the development, articulation and execution of a unified strategy at both the Board and management levels. The Board also believes that having Mr. Kramer serve as Chairman and CEO has facilitated the flow of information to, and discussion among, members of the Board regarding the Company’s business.

The Governance Committee believes that Mr. McCollough is highly qualified to serve as our Lead Director and that he provides strong leadership of the independent and non-management directors and diligently fulfills his duties as Lead Director.

LEAD DIRECTOR DUTIES

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

•	Call meetings or executive sessions of the independent directors, and coordinate and develop the agenda for those meetings or sessions

•	Serve as liaison between the Chairman and the independent directors

•	Approve the schedule of Board meetings to ensure that there is sufficient time for discussion of all agenda items and advise the Chairman on the same

•	Approve all information sent to the Board, including meeting agendas, and advise the Chairman on such matters, and may specifically request the inclusion of information
•	Interview, along with the Chairman of the Governance Committee, all Board candidates and make recommendations to the Governance Committee and the Board

•	Discuss with the Governance Committee and the Chairman the membership of Board committees and the selection of committee chairs

•	Evaluate, together with the Compensation Committee, the Chairman and CEO’s performance, and meet with the Chairman and CEO to discuss that evaluation

•	Assist the Governance Committee in connection with the annual Board and committee evaluation process, and address any issues regarding director performance

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication in appropriate circumstances

2

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Leadership Structure

Additional duties of our independent Lead Director are set forth in Annex II to our Corporate Governance Guidelines.

In addition to the clearly-delineated and comprehensive oversight responsibilities of our Lead Director, the independent directors have ample opportunity to, and regularly do, assess the performance of the CEO and provide meaningful direction to him. The Board has strong and effective independent oversight of management:

•	85% of the Company’s directors are independent;

•	All members of the Audit, Compensation and Governance Committees are independent directors;

•	Committee Chairs, all of whom are independent, approve agendas for their committee meetings;

•

Board and Committee agendas are prepared based on discussions with all directors and recommendations from management, and all directors are encouraged to request agenda items, additional information and/or modifications to schedules as they deem appropriate; and

•	The Board holds executive sessions of the independent directors at each Board meeting that are led by the Lead Director.

The Board’s policy is that, especially in our changing and challenging environment, it must retain the flexibility to determine the most effective Board leadership structure at any particular point in time. As a result, the Board has the responsibility to establish our leadership structure, including in connection with any CEO succession. Some of the factors that the Board has considered, and may consider in the future, in combining or separating the Chairman and CEO roles, include:

•	The respective responsibilities of the Lead Director, the Chairman of the Board and the CEO;

•

The effectiveness of the current Board leadership structure, including the Board’s assessment of the performance of the Chairman and CEO and the Lead Director and whether the Board is maintaining strong, independent oversight of management;

•	Shareholder views on our Board leadership structure;

•	The Company’s operating and financial performance, including the potential impact of particular leadership structures on the Company’s performance;

•	The ability to attract or retain well-qualified candidates for the positions of CEO, Chairman of the Board and Lead Director;

•	Practices at other similarly situated U.S. public companies; and

•	Legislative and regulatory developments.

Board’s Role in Risk Oversight

Management continually monitors the material risks facing the Company, including competitive, operational, strategic, financial (accounting, liquidity and tax), legal and regulatory risks. The Board as a whole has responsibility for oversight of management’s identification and management of, and planning for, those risks. Reviews of certain areas are conducted by relevant Board Committees that report their deliberations to the Board.

3

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board’s Role in Risk Oversight

The Board and its Committees oversee risks associated with their principal areas of focus, as summarized below. The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board. Board oversight of risk is enhanced by the fact that the Lead Director and Chairman attend virtually all Committee meetings and that Committee reports are provided to the full Board following each Committee meeting. We believe that our leadership structure also enhances the Board’s risk oversight function since our Lead Director regularly discusses the material risks facing the Company with management. The Chairman is also expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives as part of his management responsibilities. Both the Lead Director and the Chairman are well-equipped to lead Board discussions on risk issues.

BOARD/COMMITTEE AREAS OF RISK OVERSIGHT

Full Board

•  Strategic, financial and execution risk associated with the annual operating plan and strategic plan (including allocation of capital investments);

•  Major litigation and regulatory matters;

•  Acquisitions and divestitures;

•  Diversity and inclusion; and

•  Management succession planning.

Audit Committee

•  Risks associated with financial matters, particularly financial reporting and disclosure, accounting, and internal controls, as well as risks associated with information technology and cybersecurity.

Compensation Committee	• Risks associated with the establishment and administration of executive compensation, incentive compensation programs, and performance management of officers.

Governance Committee	• Risks associated with Board effectiveness and organization, corporate governance matters, and director succession planning.

Finance Committee	• Risks associated with liquidity, pension plans (including investment performance, asset allocation and funded status), taxes, currency and interest rate exposures, and insurance strategies.

Committee on Corporate Responsibility and Compliance	• Risks associated with health, safety and the environment, sustainability, product quality, technology and innovation, and the Company’s legal and ethical compliance program.

4

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Consideration of Director Nominees

Consideration of Director Nominees

The Governance Committee will consider properly submitted shareholder nominations of candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating nominations, the Governance Committee seeks to address the criteria described below under “Director Selection Guidelines.”

Any shareholder desiring to submit a proposed candidate for consideration by the Governance Committee should send the name of the proposed candidate, together with biographical data and background information concerning the candidate, to the Office of the Secretary, The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001.

Director Selection Guidelines

The Board of Directors has approved guidelines for selecting directors as part of our Corporate Governance Guidelines. Criteria considered in the selection of directors include:

•	Personal qualities and characteristics, including the highest personal and professional integrity, sound judgment, and reputation in the business community or a record of public service;

•	Substantial business experience or professional expertise and a record of accomplishments;

•	Experience and stature necessary to be highly effective, working with other members of the Board, in serving the long-term interests of shareholders;

•	Ability and willingness to devote sufficient time to the affairs of the Board and the Company and to carry out their duties effectively;

•

The needs of the Company at the time of nomination to the Board and the fit of a particular individual’s skills and personality with those of the other directors in building a Board that is effective and responsive to the needs of the Company;

•	Diverse business experience, substantive expertise, skills and background, as well as diversity in personal characteristics, such as age, gender and ethnicity; and

•	Ability to satisfy Goodyear’s and The Nasdaq Stock Market’s independence standards.

Identifying and Evaluating Nominees for Director

The Governance Committee is responsible for identifying, screening and recommending persons for nomination to the Board. The Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. On occasion, the Committee also retains third-party executive search firms to identify candidates. In addition, under our prior master labor agreement with the United Steelworkers (the “USW”), the USW had the right to nominate a candidate for consideration for membership on the Board. Mr. Wessel, who became a director in December 2005, was identified and recommended by the USW. Mr. Williams was initially identified as a potential candidate for Board membership by management.

5

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Identifying and Evaluating Nominees for Director

Once a prospective nominee has been identified, the Committee makes an initial determination on whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the director selection guidelines described above. If the Committee determines, in consultation with the Chairman of the Board, the Lead Director and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in Goodyear’s director selection guidelines. The Committee also considers such other relevant factors as it deems appropriate, including the balance of management and independent directors and the evaluations of other prospective nominees. As described above under “Director Selection Guidelines,” diversity is among the many factors that the Committee considers in evaluating prospective nominees. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise, and to be diverse in terms of age, gender and ethnicity.

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, the Lead Director, the Chairman of the Committee, one or more other members of the Committee and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated for election to the Board, and the Board makes its decision after considering the recommendation and report of the Committee.

Board Structure and Committee Composition

As of the date of this Proxy Statement, Goodyear’s Board has thirteen directors, each elected annually, and the following six committees: (1) Audit, (2) Compensation, (3) Corporate Responsibility and Compliance, (4) Finance, (5) Governance, and (6) Executive. The current membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board, except for the Executive Committee which is provided for by our Code of Regulations. During 2018, the Board held seven meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are expected to attend annual meetings of Goodyear’s shareholders. All of the directors attended the last annual meeting of shareholders.

6

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Audit Committee

Audit Committee

MEMBERS:

Mr. Firestone

Mr. Geissler

Mr. Hellman (Chairman)

Mr. Morell

Mr. Weidemeyer

MEETINGS IN 2018: 6

The Board has determined that each member of the Audit Committee is independent within the meaning of Goodyear’s independence standards and applicable Securities and Exchange Commission rules and regulations, and Mr. Hellman is an audit committee financial expert.

KEY RESPONSIBILITIES:

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Goodyear’s financial statements, Goodyear’s compliance with legal and regulatory requirements related to financial reporting, the independent registered public accounting firm’s qualifications and independence, and the performance of Goodyear’s internal auditors and independent registered public accounting firm. The Audit Committee appoints, evaluates and determines the compensation of Goodyear’s independent registered public accounting firm; reviews and approves the scope of the annual audit plan; reviews and pre-approves all auditing services and permitted non-audit services (and related fees) to be performed by the independent registered public accounting firm; oversees investigations into complaints concerning financial matters; reviews policies and guidelines with respect to risk assessment and risk management, including Goodyear’s major financial risk exposures; oversees Goodyear’s information technology and cybersecurity strategy; prepares the Audit Committee report for inclusion in the annual proxy statement; and annually reviews the Audit Committee charter and the Committee’s performance. The Audit Committee works closely with management as well as Goodyear’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Goodyear for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is on page 75 of this Proxy Statement.

Compensation Committee

MEMBERS:

Ms. Koellner

Mr. McCollough

Mr. McGlade (Chairman)

Ms. Streeter

MEETINGS IN 2018: 6

The Board has determined that each member of the Compensation Committee is independent within the meaning of Goodyear’s independence standards and applicable Nasdaq listing standards.

KEY RESPONSIBILITIES:

The Board of Directors has delegated to the Compensation Committee primary responsibility for establishing and administering Goodyear’s compensation programs for officers and other key personnel. The Compensation Committee oversees Goodyear’s compensation and benefit plans and policies for directors, officers and other key personnel, administers its incentive compensation plans (including reviewing and approving grants to officers and other key personnel), and reviews and approves annually all compensation decisions relating to officers, including the Chief Executive Officer. The Compensation Committee also prepares a report on executive compensation for inclusion in the annual proxy statement and reviews and discusses the Compensation Discussion and Analysis with management and recommends its inclusion in the annual proxy statement. The report of the Compensation Committee is on page 51 of this Proxy Statement.

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and programs. The Compensation Committee informs the non- management directors of the Board of its decisions regarding compensation for the CEO and other significant decisions related to the administration of its duties. The Compensation

7

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Compensation Committee

Compensation Committee (continued)

Committee also will consider the results of shareholder advisory votes on executive compensation matters and the changes, if any, to Goodyear’s executive compensation policies, practices and plans that may be warranted as a result of any such vote and reviews an annual risk assessment of Goodyear’s executive compensation policies, practices and plans as part of its role in overseeing management’s identification and management of, and planning for, compensation-related risks. Under its charter, the Compensation Committee may delegate its authority to one or more of its members as appropriate.

The Compensation Committee has the authority to retain outside advisors, including independent compensation consultants, to assist it in evaluating actual and proposed compensation for officers. The Compensation Committee also has the authority to approve, and receive appropriate funding from Goodyear for, any such outside advisor’s fees. Prior to retaining any such advisors, the Compensation Committee considers the independence-related factors identified in applicable securities laws and Nasdaq listing standards. The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its compensation consultant, and has determined that F.W. Cook is independent. The Compensation Committee solicits advice from F.W. Cook on executive compensation matters relating to the CEO and other officers.

This advice is described in more detail under the heading “Compensation Discussion and Analysis — Role of Compensation Consultant.”

Committee on Corporate Responsibility and Compliance

MEMBERS: Mr. Geissler (Chairman) Mr. Morell Mr. Weidemeyer Mr. Wessel MEETINGS IN 2018: 3

KEY RESPONSIBILITIES:

The Committee on Corporate Responsibility and Compliance reviews Goodyear’s legal compliance programs as well as its business conduct policies and practices and its policies and practices regarding its relationships with shareholders, employees, customers, governmental agencies and the general public. The Committee also monitors Goodyear’s objectives, policies and programs with respect to sustainability, workplace health and safety, product technology and innovation, and product quality. The Committee may also recommend appropriate new policies to the Board of Directors.

8

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Finance Committee

Finance Committee

MEMBERS: Mr. Firestone (Chairman) Mr. Hellman Ms. Koellner Mr. Palmore MEETINGS IN 2018: 3

KEY RESPONSIBILITIES:

The Finance Committee consults with management and makes recommendations to the Board of Directors regarding Goodyear’s capital structure, dividend policy, tax strategies, compliance with terms in financing arrangements, insurance strategies, banking arrangements and lines of credit, and pension plan funding. The Finance Committee also reviews and consults with management regarding policies with respect to interest rate and foreign exchange risk, liquidity management, counterparty risk, derivative usage, credit ratings, and investor relations activities.

Governance Committee

MEMBERS:

Mr. McCollough

Mr. McGlade

Mr. Palmore (Chairman)

Ms. Streeter

MEETINGS IN 2018: 4

The Board has determined that each member of the Governance Committee is independent within the meaning of Goodyear’s independence standards.

KEY RESPONSIBILITIES:

The Governance Committee identifies, evaluates and recommends to the Board of Directors candidates for election to the Board. The Committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Goodyear and undertakes such other activities as may be delegated to it from time to time by the Board of Directors.

Executive Committee

MEMBERS: Mr. Firestone Mr. Geissler Mr. Hellman Mr. Kramer Mr. McCollough (Chairman) Mr. McGlade Mr. Palmore MEETINGS IN 2018: 0

KEY RESPONSIBILITIES:

The Executive Committee is comprised of the Chairmen of each of the Board’s other standing committees, the Chairman of the Board and the Lead Director, who serves as Chairman of the Executive Committee. The Executive Committee may transact all business and take any actions that can be done by the Board of Directors, except that it does not have authority to fill any Board or committee vacancies.

9

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Responsibility

Corporate Responsibility

Goodyear is proud of its longstanding commitment to corporate responsibility. Our associates strive for continuous improvement in all areas of corporate responsibility for the benefit of our customers, suppliers, communities and investors, as well as the environment.

Goodyear’s Board Committee on Corporate Responsibility and Compliance oversees our corporate responsibility objectives and regularly monitors our progress toward achieving them. We also actively discuss these objectives with investors and other stakeholders, soliciting their feedback on any areas where they would like to see improvement.

In 2018, we conducted an assessment, following an earlier assessment in 2014, to review corporate responsibility topics that are high priorities to the company and its stakeholders and to highlight opportunities for ongoing improvement. Our Corporate Responsibility Strategy has been refreshed based on this assessment.

Progress on this strategy, shown below, is the basis for our annual Corporate Responsibility Report. Areas of focus include Sustainable Sourcing, Responsible Operations, Advanced Mobility and Inspiring Culture.

10

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Responsibility

CORPORATE RESPONSIBILITY STRATEGY AND 2018 HIGHLIGHTS

Sustainable Sourcing	Sustainable Raw Materials & Sourcing Supply Chain Management

In 2018, we published our Natural Rubber Procurement Policy which reflects our strong commitment to the responsible sourcing of raw materials. We also audited 79% of our natural rubber suppliers throughout the year, in accordance with our policy.

Following up on our award-winning breakthrough of applying soybean oil in the tread compound of tires as a replacement for traditional petroleum oil, we released two new tires using this new technology — the Assurance WeatherReady and the Eagle Enforcer All Weather.

Responsible Operations	Safety & Health Operational Impacts Product Quality End-of-Life Tires Business Continuity

In 2018, we implemented a global measurement system to measure our Serious Injury Rate (serious injuries per 100 full-time equivalent associates). We also set new goals to eliminate serious injuries from our facilities, which will also help reduce our Total Incident Rate.

•  2018 Serious Injury Rate: 0.04

•  2018 Total Incident Rate: 1.92

Continuing our efforts to reduce our environmental impact, since 2010 we have reduced:

•  Greenhouse gas emissions by 18%

•  Water use by 18%

•  Energy use by 17%

•  Solvent use by 37%

Advanced Mobility	Advancing Tire Performance Shaping the Mobility Revolution

A tire with low rolling resistance and a vehicle with less weight consume less fuel and emit fewer greenhouse gases. Since 2005, our global consumer tire portfolio has reduced:

•  Rolling Resistance by 28%

•  Weight by 6%

In 2018, we grew our presence in Silicon Valley, completed a pilot with Tesloop, and joined MCity, the University of Michigan’s advanced mobility research center, to help build solutions for shared mobility fleets and autonomous vehicles.

Inspiring Culture	Health & Wellness Community Engagement Diversity & Inclusion Talent Development Ethics & Compliance

In 2018, our wellness team launched an online GoodLife Wellness Site for associates in the U.S. We are currently evaluating opportunities to expand the scope of the site.

We sponsor six Employee Resource Groups to support our diversity and inclusion initiatives and to provide associates access to coaching, mentoring and professional development.

We also held our second annual Global Week of Volunteering. With 22 Goodyear locations participating, our associates provided more than 9,000 hours of volunteer service to more than 55 community organizations around the world. Throughout the year, associates provided approximately 25,000 hours of volunteer service to 190 community organizations.

11

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Responsibility

Our Corporate Responsibility Report is typically published in the second quarter of each year. For more information on Goodyear’s commitment to corporate responsibility, please visit www.goodyear.com/responsibility. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.

Communications with the Board

As described on Goodyear’s website at https://corporate.goodyear.com/en-US/investors/governance/contact-board.html, shareholders may communicate with the Board or any of the directors (including the Lead Director or the non-management directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001. All communications will be compiled by the Secretary and submitted to the Board or the individual directors on a periodic basis.

Board Independence

The Board has determined that eleven of the thirteen director nominees are independent within the meaning of Goodyear’s independence standards, which are based on the criteria established by The Nasdaq Stock Market and are included as Annex I to Goodyear’s Corporate Governance Guidelines. Mr. Kramer, our Chairman of the Board, Chief Executive Officer and President, is not considered independent. In addition, in light of his relationship with the USW, Mr. Wessel is not considered independent. Further, the Board expects that Mr. Wessel will recuse himself from discussions and deliberations regarding Goodyear’s relationship with the USW. The Board also determined that the nature and size of the ordinary course commercial relationships between Goodyear and Parker-Hannifin Corporation did not impair the independence of Mr. Williams. The relationship was de minimis, constituting less than three one-hundredths of one percent (0.03%) of either Goodyear’s or Parker-Hannifin’s consolidated gross revenues in the most recent fiscal year.

12

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors has selected the following thirteen nominees recommended by the Governance Committee for election to the Board of Directors. The directors will hold office from their election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. If any of these nominees for director becomes unavailable, the persons named in the proxy intend to vote for an alternate designated by the current Board of Directors.

James A. Firestone

Director Since: December 3, 2007 Committees: Audit Finance (Chairman) Executive Age: 64

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Executive Vice President and President, Corporate Strategy and Asia Operations of Xerox Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Firestone was Executive Vice President and President, Corporate Strategy and Asia Operations of Xerox Corporation from January 2014 until his retirement on October 31, 2016. Mr. Firestone was President, Corporate Operations from October 2008 to December 2013 and President of Xerox North America from October 2004 to September 2008. Before joining Xerox in 1998, Mr. Firestone worked for IBM Corporation as general manager of the Consumer Division and for Ameritech Corporation as president of Consumer Services. He began his business career in 1978 with American Express, where during his 15-year tenure he ultimately rose to President, Travelers Cheques.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

The Nomura Partners Fund (2005 – 2014)

Mr. Firestone has extensive executive management experience in positions of increasing responsibility, including most recently as a senior executive officer of Xerox Corporation, which is of similar size and global complexity as Goodyear. He also has over 20 years of profit and loss management responsibility, as well as significant international business experience. These experiences provide him with unique and valuable insights as a director of Goodyear, particularly with respect to operations and finance matters.

13

ELECTION OF DIRECTORS

Werner Geissler

Director Since: February 21, 2011 Committees: Audit Corporate Responsibility and Compliance (Chairman) Executive Age: 65

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Vice Chairman, Global Operations of

The Procter & Gamble Company

Operating Partner of Advent International

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Geissler was Vice Chairman, Global Operations of The Procter & Gamble Company from August 2007 until his retirement on December 31, 2014, and was Group President, Central & Eastern Europe, Middle East and Africa from July 2004 to July 2007. He joined Procter & Gamble in 1979 and held positions of increasing responsibility in various brand and general management and operations roles in Europe, the Middle East, Central Asia, Japan, Africa and the United States.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

Philip Morris International Inc. (2015 – present)

Mr. Geissler, a native of Germany, has deep executive management experience, including as a senior executive officer of Procter & Gamble, where he oversaw Procter & Gamble’s extensive worldwide business operations. He has significant international business experience and profit and loss management responsibility. These experiences provide him with valuable insights as a director of Goodyear, particularly with respect to consumer marketing and international, operations and finance matters.

Peter S. Hellman

Director Since: October 5, 2010 Committees: Audit (Chairman) Finance Executive Age: 69

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly President and Chief Financial and

Administrative Officer of Nordson Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Hellman retired from Nordson Corporation, a designer, manufacturer and marketer of industrial equipment, in 2008 after a career of over 20 years with large, multinational companies in both financial and operating executive positions. Mr. Hellman was President and Chief Financial and Administrative Officer of Nordson Corporation from 2004 to January 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Prior to joining Nordson in 2000, Mr. Hellman was with TRW Inc. for 10 years and held various positions, including President and Chief Operating Officer and Chief Financial Officer. Mr. Hellman also serves on the boards of several nonprofit organizations.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

Baxter International Inc. (2005 – present)

Owens-Illinois, Inc. (2007 – present)

Mr. Hellman has significant financial reporting expertise due to his service as a Chief Financial Officer at both Nordson and TRW, providing him with the necessary skills to be Chairman of our Audit Committee, where he also qualifies as an “audit committee financial expert.” He also has extensive operational experience at both companies. In addition, Mr. Hellman has served on public company boards for over 20 years. Through his board and management experience, Mr. Hellman also has significant experience with corporate governance practices and legal and regulatory compliance issues. Mr. Hellman’s financial and operating experience, business leadership skills and board experience enable him to provide valuable contributions as a Goodyear director.

14

ELECTION OF DIRECTORS

Laurette T. Koellner

Director Since: February 23, 2015 Committees: Compensation Finance Age: 64

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly President of Boeing International and Executive Chairman of International Lease Finance Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Koellner most recently served as Executive Chairman of International Lease Finance Corporation, an aircraft leasing subsidiary of American International Group, Inc., from June 2012 until its sale in May 2014. From 1978 until 2007, Ms. Koellner held positions of increasing responsibility at McDonnell Douglas Corporation and The Boeing Company, an aerospace company, including as President of Boeing International, where she oversaw Boeing’s international operations, and President of Connexion by Boeing, which provided satellite-based connectivity services to aircraft and maritime vessels. While at Boeing, Ms. Koellner also served as Vice President and General Auditor, Vice President and Corporate Controller, and Chief Human Resources Officer.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

Celestica Inc. (2009 – present)

Nucor Corporation (2015 – present)

Papa John’s International, Inc. (2014 – present)

The Hillshire Brands Company (formerly Sara Lee Corporation) (2003 – 2014)

International Lease Finance Corporation (2012-2014)

Ms. Koellner has significant senior executive management experience, including extensive international business experience, as well as financial and human resources experience. Her service on several public company boards of directors also provide us with important insights on business practices in a variety of industries.

Richard J. Kramer

Director Since: February 22, 2010 Committees: Executive Age: 55

CURRENT PRINCIPAL OCCUPATION:

Chairman of the Board, Chief Executive Officer and President of Goodyear

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Kramer joined Goodyear in March 2000 as Vice President – Corporate Finance, serving in that capacity as Goodyear’s principal accounting officer until August 2002, when he was elected Vice President, Finance – North American Tire. In August 2003, he was named Senior Vice President, Strategic Planning and Restructuring, and in June 2004 was elected Executive Vice President and Chief Financial Officer. Mr. Kramer was elected President, North American Tire in March 2007 and continued to serve as Chief Financial Officer until August 2007. In June 2009, Mr. Kramer was elected Chief Operating Officer and continued to serve as President, North American Tire until February 2010. He was elected Chief Executive Officer and President effective April 13, 2010 and Chairman effective October 1, 2010. Prior to joining Goodyear, Mr. Kramer was with PricewaterhouseCoopers LLP for 13 years, including two years as a partner.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

The Sherwin-Williams Company (2012 – present)

Mr. Kramer has been an executive officer of Goodyear for 19 years and has a critical role in creating our strategy and strengthening our leadership teams as Chief Executive Officer and previously as Chief Financial Officer and as President, North American Tire. Mr. Kramer’s deep knowledge of Goodyear, global markets, manufacturing, finance and accounting provides our Board with valuable perspectives that are necessary to advance Goodyear’s business and the interests of our shareholders.

15

ELECTION OF DIRECTORS

W. Alan McCollough

Director Since: April 10, 2007 Lead Director Committees: Compensation Governance Executive (Chairman) Age: 69

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Chairman and Chief Executive Officer of Circuit City Stores, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. McCollough joined Circuit City Stores, Inc., a consumer electronics retailer, in 1987 as general manager of corporate operations, and was named assistant vice president in 1989, president of central operations in 1991, and senior vice president of merchandising in 1994. He served as President and Chief Operating Officer from 1997 to 2000 and as President and Chief Executive Officer from 2000 to 2002. Mr. McCollough was elected Chairman, President and Chief Executive Officer of Circuit City in 2002 and served in those capacities until 2005. He remained Chief Executive Officer until February 2006 and Chairman until his retirement in June 2006. Prior to joining Circuit City, Mr. McCollough held several positions of increasing responsibility with Milliken & Company.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

La-Z-Boy Inc. (2007 – present)

VF Corporation (2000 – present)

Mr. McCollough has extensive senior executive management experience, particularly in operations and consumer merchandising and marketing. His experience as Chairman and Chief Executive Officer of Circuit City provides him with the necessary skills to be Lead Director. Mr. McCollough’s past service as Chairman of Circuit City, as well as his current service on other public company boards of directors, provides us with important perspectives on corporate governance and executive compensation matters.

John E. McGlade

Director Since: December 5, 2012 Committees: Compensation (Chairman) Governance Executive Age: 65

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Chairman, President and

Chief Executive Officer of

Air Products and Chemicals, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. McGlade was Chairman, President and Chief Executive Officer of Air Products and Chemicals, Inc., a global provider of atmospheric, process and specialty gases, from March 2008 until his retirement on July 1, 2014. He joined Air Products in 1976 and held various positions of increasing responsibility, including as Group Vice President, Chemicals Group, and President and Chief Operating Officer.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

Bunge Limited (2014 – present)

Air Products and Chemicals, Inc. (2007 – 2014)

Mr. McGlade has strong leadership skills and extensive management, international and operating experience, including as Chief Executive Officer of Air Products. He has also had responsibility for the environment, health, safety and quality function during his career at Air Products. These experiences provide him with unique and valuable insights as a director of Goodyear, particularly with respect to operations matters.

16

ELECTION OF DIRECTORS

Michael J. Morell

Director Since: January 7, 2014 Committees: Audit Corporate Responsibility and Compliance Age: 60

CURRENT PRINCIPAL OCCUPATION:

Global Chairman, Geopolitical Risk Practice at Beacon Global Strategies

Chief Executive Officer and President, Morell Consulting Formerly Deputy Director of the Central Intelligence Agency

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Morell retired from the Central Intelligence Agency in 2013 following a 33-year career, including serving as Deputy Director from May 2010 to August 2013 and as Director for Intelligence from May 2008 to April 2010. He also served as Acting Director on two occasions. Mr. Morell has received numerous intelligence and defense awards for his service to the United States.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

Fortress Investment Group LLC (April 2018 – present)

Mr. Morell has extensive leadership and management experience through his positions with the Central Intelligence Agency, a large and complex global government agency. He also possesses extensive knowledge of national security issues, such as cybersecurity, terrorism and political and economic instability, which directly impact global businesses. These experiences, combined with his strong critical thinking and problem solving skills, make Mr. Morell a valuable contributor to the Board of Directors.

Roderick A. Palmore

Director Since: August 7, 2012 Committees: Finance Governance (Chairman) Executive Age: 67

CURRENT PRINCIPAL OCCUPATION:

Senior Counsel at Dentons US LLP

Formerly Executive Vice President, General Counsel, Chief Compliance and Risk Management Officer, and Secretary of General Mills, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Palmore joined General Mills, a global manufacturer and marketer of food products, as Executive Vice President, General Counsel, Chief Compliance and Risk Management Officer, and Secretary in February 2008 and served in that capacity until his retirement on February 16, 2015. Following his retirement from General Mills, he joined Dentons, an international law firm, as senior counsel. From 1996 to 2008, he worked for Sara Lee Corporation in a variety of legal leadership roles, ultimately becoming Executive Vice President, General Counsel and Secretary. Prior to 1996, he worked at the U.S. Department of Justice and in private practice.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

Cboe Global Markets, Inc. (2000 – present)

Express Scripts Holding Co. (2014 – December 2018)

In his role at General Mills, he was responsible for the company’s worldwide legal activities, corporate ethics, compliance, and corporate security. Through his experience as general counsel of consumer product public companies, in private practice and as an Assistant U.S. Attorney, Mr. Palmore has extensive experience in corporate governance and the legal issues facing Goodyear. In addition, his experience provides him with strong risk management skills. This broad business knowledge and public board experience, as well as his strong leadership skills, are valuable assets to the Board of Directors.

17

ELECTION OF DIRECTORS

Stephanie A. Streeter

Director Since: October 7, 2008 Committees: Compensation Governance Age: 61

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Chief Executive Officer of
Libbey Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Streeter was Chief Executive Officer of Libbey Inc., a producer of glass tableware products, from August 2011 until January 11, 2016. Previously, Ms. Streeter was with Banta Corporation, a provider of printing and supply chain management services, serving as President and Chief Operating Officer beginning in January 2001, and was elected Chief Executive Officer in 2002 and Chairman in 2004. She served as Chairman, President and Chief Executive Officer of Banta until its acquisition by R.R. Donnelley & Sons in 2007. Ms. Streeter also spent 14 years with Avery Dennison Corporation in a variety of product and business management positions, including as Group Vice President of Worldwide Office Products from 1996 to 2000.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

Kohl’s Corporation (2007 – present)

Western Digital Corporation (November 2018 – present)

Libbey Inc. (2011 – 2016)

Olin Corporation (July 2018 – January 2019)

Ms. Streeter has extensive senior executive management experience. Her experiences as Chief Executive Officer of Libbey, as Chairman, President and Chief Executive Officer of Banta and at Avery Dennison provide Ms. Streeter with an understanding of the operations and performance of public companies. Ms. Streeter’s service on several public company and nonprofit boards of directors also provide us with important insights on practices across a variety of industries.

Thomas H. Weidemeyer

Director Since: December 9, 2004 Committees: Audit Corporate Responsibility and Compliance Age: 71

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Senior Vice President and

Chief Operating Officer of United Parcel Service, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Weidemeyer served as Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., a transportation and logistics company, from January 2001, and as President and Chief Operating Officer of UPS Airlines from July 1994, until his retirement in February 2004. Mr. Weidemeyer became Manager of the Americas International Operation of UPS in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, he became Vice President and Airline Manager of UPS Airlines and in 1994 was elected its President and Chief Operating Officer. Mr. Weidemeyer was a director of United Parcel Service from 1998 to 2003.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

NRG Energy, Inc. (2003 – present)

Waste Management, Inc. (2005 – present)

Mr. Weidemeyer has over 40 years of management and executive leadership experience. His logistics, finance and international management experience provides us with valuable insights on our supply chain and financial management practices, as well as our overall business. His service on other boards of directors also provides us with perspectives on issues facing companies in different industries.

18

ELECTION OF DIRECTORS

Michael R. Wessel

Director Since: December 6, 2005 Committees: Corporate Responsibility and Compliance Age: 59

CURRENT PRINCIPAL OCCUPATION:

President of The Wessel Group Incorporated

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Wessel has served as President of The Wessel Group Incorporated, a government and political affairs consulting firm, since May 2006. Prior to founding The Wessel Group, he served as Senior Vice President of the Downey McGrath Group, a government affairs consulting firm, from March 1999 to December 2005 and as Executive Vice President from January 2006 to April 2006.

Mr. Wessel is an attorney with over 30 years of experience as an economic and international trade policy advisor in Washington, D.C. Mr. Wessel has acted as an advisor to Congressman Richard Gephardt, both in the U.S. House of Representatives and to his presidential campaigns in 1987-88 and 2003-04, to the Clinton/Gore Transition

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

None

Office in 1992 and 1993, and to Senator John Kerry’s presidential campaign in 2004. Mr. Wessel also serves as a Commissioner on the U.S.-China Economic and Security Review Commission, a position he has held since April 2001.

Mr. Wessel’s extensive experience with public policy matters and his government service, including as an advisor to former Majority Leader Gephardt and as an appointee on government commissions, provides us with valuable perspectives on public policy matters impacting trade, international economic affairs and other matters of importance to Goodyear.

Thomas L. Williams

Director Since: February 26, 2019 Committees: None Age: 60

CURRENT PRINCIPAL OCCUPATION:

Chairman of the Board and Chief Executive Officer of Parker-Hannifin Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Williams is the Chairman of the Board and Chief Executive Officer of Parker-Hannifin Corporation, a leading worldwide diversified manufacturer of motion and control technologies and systems. He has served as Chief Executive Officer of Parker since February 2015 and Chairman of the Board of Parker since January 2016. From August 2008 to February 2015, Mr. Williams was Executive Vice President and Operating Officer of Parker. Mr. Williams joined Parker in 2003 as Vice President of Operations – Hydraulics Group and became President – Instrumentation Group in 2005 and Senior Vice President – Operating Officer in 2006. Prior to joining Parker, Mr. Williams was employed by General Electric Company for 22 years, where he held various executive operating positions for four different business groups: GE Capital, Aviation, Lighting and Transportation.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2014:

Parker-Hannifin Corporation (2015 – present)

Chart Industries, Inc. (2008 – present)

Mr. Williams has over 30 years of international operations experience and particular expertise on complex and cyclical businesses, as well as extensive knowledge of manufacturing, distribution, logistics and innovation, through his service in executive-level positions at both Parker and General Electric. He also has a track record of focusing on safety and sustainability. As a global manufacturer, we believe that Mr. Williams will provide valuable perspectives in these areas as a director of Goodyear. Mr. Williams’ service as a sitting Chief Executive Officer of a publicly traded company will also enhance the knowledge and functioning of the Board.

Your Board of Directors unanimously recommends that shareholders vote FOR each of the nominees for director named in this Proxy Statement (Proposal 1).

19

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking your vote to approve, on an advisory (or non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

Our Compensation Discussion and Analysis (“CD&A”), which starts on page 21, describes our executive compensation program. We encourage you to read the CD&A before casting your vote.

The advisory resolution below, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your views on our executive compensation program for our named executive officers. The “say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices and plans described in this Proxy Statement.

The resolution is required by Section 14A of the Securities Exchange Act of 1934. The resolution is not intended to indicate your approval of the matters disclosed under the heading “Risks Related to Compensation Policies and Practices” or future “golden parachute” payments. We will seek shareholder approval of any “golden parachute” payments at the time of any transaction triggering those payments to the extent required by applicable law.

We ask you to vote “FOR” the following resolution which will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the shareholders of The Goodyear Tire & Rubber Company approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders.”

Although this proposal is an advisory vote that will not be binding on the Compensation Committee or the Board of Directors, the Compensation Committee will consider the results of this shareholder advisory vote and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of this vote. The Board of Directors has determined, consistent with the shareholders’ vote on the matter in 2017, to hold an advisory vote regarding the compensation of our named executive officers every year until the next vote on the frequency of such advisory votes, which is currently expected to occur at the 2023 Annual Meeting of Shareholders.

Your Board of Directors unanimously recommends that shareholders vote FOR the advisory resolution to approve the compensation of our named executive officers (Proposal 2).

20

COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS

Introduction

This Compensation Discussion and Analysis describes the Company’s executive compensation philosophy and programs, focusing in particular on the Compensation Committee’s decisions about named executive officers (“NEOs”) in 2018.

OUR NEOS FOR 2018 ARE:

Richard J. Kramer	Chairman, Chief Executive Officer and President

Darren R. Wells	Executive Vice President and Chief Financial Officer

Stephen R. McClellan	President, Americas

Christopher R. Delaney	President, Europe, Middle East and Africa

David L. Bialosky	Senior Vice President, General Counsel and Secretary

Laura K. Thompson	Former Chief Financial Officer

22	Executive Summary

22	2018 Operating Results and Our Strong Pay and Performance Alignment

25	2018 Shareholder Engagement

26	Elements of Executive Compensation

28	Compensation Best Practices
29	Compensation Philosophy
29	Components of Executive Compensation
31	Compensation Decision-Making
33	Role of Compensation Consultant
33	Peer Group Benchmarking of Primary Compensation
34	Target Setting

35	Annual Compensation Targets

35	Long-Term Compensation Targets
36	Annual Compensation

36	2018 Base Salary Decisions

36	2018 Annual Cash Incentive Payouts

39	Other Bonus Awards
39	Long-Term Compensation

39	2018 Grants of Performance-Based Incentives

41	Performance for the 2018 Performance Period

43	Impact of TSR Modifier and Payout of 2016-2018 Long-Term Incentive Awards

44	2018 Restricted Stock Unit Grants

45	TireHub Incentive Plan
45	Retirement and Other Benefits

45	Retirement Benefits

46	Severance and Change-in-Control Benefits

47	Perquisites

48	Executive Deferred Compensation Plan

48	Chief Financial Officer Transition
48	Compensation Policies and Practices

48	Stockholding Guidelines

49	Prohibition on Hedging and Pledging

49	Recovery of Compensation (Clawback Policy)

USE OF NON-GAAP FINANCIAL MEASURES

For additional information regarding segment operating income, a non-GAAP financial measure, including reconciliations to the most directly comparable GAAP financial measure, see Exhibit A to this Proxy Statement.

21

COMPENSATION

DISCUSSION AND ANALYSIS

Executive Summary

2018 OPERATING RESULTS AND OUR STRONG PAY AND PERFORMANCE ALIGNMENT

Our performance fell short of our goals in 2018 as we continued to experience challenging global industry conditions, including higher raw material costs, foreign currency headwinds due to a strong U.S. dollar, and volatility in emerging markets, including softening industry conditions in China. These factors more than offset the benefits of increased demand for our consumer replacement tires in the United States and Europe, driven by sales of 17-inch and above rim size tires that outperformed the industry.

We are not satisfied with our overall performance in 2018, and we will intensify our efforts to improve execution in the areas of our business that are largely within our control, including gross cost savings and manufacturing efficiency. The restructuring plan that we expect to unveil during the first half of 2019 will underpin the next wave of our cost savings and strengthen our long-term competitive position in the market.

The payouts under our incentive compensation plans were strongly aligned with our financial and stock price performance — demonstrating our commitment to structure an executive compensation program that pays for performance — as the payouts were significantly lower than in prior years.

22

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

The following summarizes key elements of the company’s performance in 2018.

Goodyear net income and SEGMENT OPERATING INCOME (in millions) TOTAL SHAREHOLDER RETURN (2016-2018) -34.5% EBIT* $2,267 MILLION NET INCOME* $568 MILLION FREE CASH FLOW FROM OPERATIONS* $393 MILLION TOTAL SHAREHOLDER RETURN* 5th %ILE OF S&P 500 SHAREHOLDER RETURN PROGRAM $358 MILLION * As defined for purposes of our compensation plans in 2018

Our CEO’s actual payouts under our annual incentive plan over the past three years are aligned with our EBIT and Free Cash Flow from Operations performance over those periods, as shown in the graphic below. For 2018, the payout for overall company performance under our annual incentive plans was calculated to be below our threshold performance level.

CEO annual incentive payout

(in millions, except Actual Payout)

23

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

In each of the past three years, our CEO’s realized pay has been strongly aligned with our trailing three-year relative TSR performance. In 2018, our relative total shareholder return modifier (which we refer to as the “TSR modifier” and which is described in more detail on page 40) reduced the payouts for our 2016-2018 performance cycle by 20%.

Our CEO’s realized pay shows strong alignment to our stock price

(in millions, except TSR) 1 As reported in the Summary Compensation Table beginning at page xx of this Proxy Statement. 2 Realized pay includes base salary, annual incentive earned, long term incentive to be paid out and pre-tax compensation earned upon the exercise of stock options and vesting of stock awards regardless of when they were granted. For more information on our calculation of realized pay, see Summary of Realized Pay Earned by Our Chief Executive Officer for 2016, 2017 and 2018 beginning at page xx of this Proxy Statement.

As a result of our operating performance, we did not meet the performance thresholds for the 2018 performance periods under our 2016-2018, 2017-2019 and 2018-2020 long-term awards, and no payouts were approved for those performance periods. Our stock out-performed 5% of the companies in the S&P 500 during the three-year period ending December 31, 2018, resulting in a TSR modifier of 0.8 times, which reduced the payout for the 2016-2018 performance cycle.

In the face of challenging global industry conditions, we remain committed to our strategy which is aimed at capturing profitable growth in attractive market segments, particularly in 17-inch and above rim size tires, mastering increasing complexity and turning that into a competitive advantage, and connecting with consumers through our aligned distribution network of distributors and dealers.

In order to drive this future growth and address the challenging industry environment, we remain focused on:

•	Developing great products and services that anticipate and respond to the needs of consumers;

•	Building the value of our brand, helping our customers win in their markets, and becoming consumers’ preferred choice; and

•	Relentlessly improving our quality and efficiency to deliver the right tire, to the right place, at the right time for the right cost.

24

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

Our strategy is designed to take advantage of the long-term trends shaping our industry, particularly in the larger rim size segment of the market.

In 2018, we once again demonstrated our commitment to shareholder returns by increasing the quarterly cash dividend on our common stock by 14%, from $0.14 per share to $0.16 per share, beginning with the December 3, 2018 payment date.

KEY ACCOMPLISHMENTS IN 2018

TireHub

•  We formed a 50/50 joint venture with Bridgestone to create TireHub, our sole authorized national tire distributor in the United States. TireHub will provide U.S. tire dealers and retailers with a comprehensive range of passenger and light truck tires, with an emphasis on satisfying the rapidly growing demand for larger rim diameter premium tires.

TireHub has distribution and warehouse locations throughout the United States and is expected to have the scale to reach the vast majority of retail locations in the U.S. daily. TireHub is also expected to provide a superior, fully integrated distribution, warehousing, sales and delivery solution that is intended to provide enhanced fill rates and turnaround times — enabling dealers to quickly access the products they need and manage the growing complexity in the tire business driven by SKU proliferation.

Success In ≥ 17-Inch Tires	• We significantly outperformed the industry in sales of 17-inch and above consumer tires in the United States and Europe.

Building Strong OE Pipeline	• Globally, we added to our OE pipeline by securing numerous new fitments, with many on electric vehicles. These new OE fitments will begin adding to our tire unit volume in 2020.

Roll by Goodyear

•  We launched an innovative tire retail store pilot aimed at making the tire buying process easier. This new concept has tested well with consumers across all demographic groups, but especially with millennials.

2018 SHAREHOLDER ENGAGEMENT

We believe that it is important for us to communicate regularly with shareholders regarding areas of interest or concern. We have a robust shareholder engagement program that includes an annual outreach that is focused on our long-term business strategy, executive compensation, corporate governance, corporate responsibility and other topics suggested by our shareholders. This annual outreach helps to ensure that our shareholders are heard and able to communicate directly with us on these important matters.

As part of our 2018 annual outreach, we requested the opportunity to meet with many of our shareholders, and we ultimately engaged with shareholders representing over 50% of our outstanding Common Stock as of September 30, 2018.

25

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

In 2018, our independent Lead Director met with several of our largest shareholders to provide a direct line of communication between our shareholders and the Board of Directors. Our outreach meetings gave us the chance to discuss the challenging industry dynamics we faced in 2018. Specifically, we discussed:

•	Our thorough process for setting challenging targets and aligning pay and performance;

•	Our commitment to sound executive compensation practices;

•	Changes to our 2018 compensation program, including the substitution of restricted stock units for stock options in our long-term incentive plan;

•	An incentive plan established for the launch of TireHub, which is a critical strategic initiative for the Company; and

•	The transition in the Chief Financial Officer role.

We received positive feedback on the structure of our executive compensation program, specifically the metrics in our annual and long-term incentive plans. This feedback was consistent with the success of last year’s say on pay proposal, which was approved by 91% of our voting shareholders at our 2018 annual meeting.

All of the shareholder feedback that we received was reported to the Compensation Committee and the Board of Directors for its consideration.

ELEMENTS OF EXECUTIVE COMPENSATION

Compensation for NEOs is comprised of a mix of variable and fixed compensation that is strongly linked to company performance and targeted in the aggregate to the median of the benchmark data that we use.

For 2018, the mix of performance metrics was as follows:

	Incentive Program	Financial Metrics	Weighting

ANNUAL INCENTIVES	Annual Performance Plan	EBIT	40%
		Free Cash Flow from Operations	40%
		Operating Drivers	20%

LONG-TERM AWARDS	Performance-Based Awards (Paid out in Equity and Cash)	Net Income	50%	Relative TSR Modifier +/- 20%
		Cash Flow Return on Capital	50%
	Restricted Stock Units

26

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

In 2018, we made a few changes to our executive compensation program:

•	Added a new operating driver for 17-inch and above rim size tire volumes to replace the former new product vitality operating driver to reinforce the importance of increasing profitable volume.

•	Replaced stock options with restricted stock units to link executives to the results earned by stockholders, to build executive stock ownership, and to attract, incent and retain executive talent.

Strategic Objective	Financial Metric

Improved Results of Operations and Profitability	EBIT and Net Income

Cash Generation	Free Cash Flow from Operations

Return Generated on Investments in Business	Cash Flow Return on Capital

Specific Drivers of Success of Business	Operating Drivers (see also page 37)

Superior Shareholder Returns	Relative TSR Modifier

We believe that our compensation program is consistent with our performance-based compensation philosophy and serves the long-term interests of our shareholders. We will continue to seek feedback from our investors and consider ongoing enhancements to the program.

Over 90% of our CEO’s pay opportunity is at-risk and almost 70% is performance-based

2018 CEOS PRIMARY COMPENSATION 2018 OTHER NEOS PRIMARY COMPENSATION 9% Salary 14% Annual Cash Incentive 23% Restricted Stock Units 91% At-Risk pay 54% Long Term Performance-Based Awards 19% Annual Cash Incentive 19% salary 19% Restricted Stock Units 81% At-risk pay 43% Long Term Performance-Based Awards2018 CEO'S PRIMARY COMPENSATION 2018 OTHER NEO'S PRIMARY COMPENSATION 9% Salary 14% Annual Cash Incentive 23% Restricted Stock Units 91% At-Risk pay 54% Long Term Performance-Based Awards 18% Annual Cash Incentive 20% salary 19% Restricted Stock Units 80% At-risk pay 43% Long Term Performance-Based Awards

27

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

COMPENSATION BEST PRACTICES

The Compensation Committee has adopted a number of best practices that are consistent with our performance-based compensation philosophy and serve the long-term interests of our shareholders:

Strong Link to Financial Performance	Use of diversified financial metrics in our annual and long-term plans that are closely tied to our long-term strategy, along with a relative TSR modifier on all long-term performance-based awards

Dividend Policy	No dividends or dividend equivalents on unearned performance-based equity awards

No Repricing	No repricing of options without shareholder approval

No Additional Service Credit in Pension	No pension credit for newly hired executives to make up for service at prior employers

Double-Trigger Change-in-Control	Double-trigger change-in-control provisions in our change-in-control plan and our equity compensation plans, and no walk-away rights

No Gross-Ups	No tax gross-ups in our change-in-control plan or for perquisites

Strong Stockholding and Retention Policies	Robust stockholding guidelines for officers and directors, including stock retention provisions following the exercise of stock options or the vesting of other stock-based awards

No Hedging or Pledging	Hedging and pledging of our Common Stock by officers, directors and employees is prohibited

Clawback Policy	Robust clawback policy in place

Independent Committee	Compensation Committee consists only of independent Board members

Leading Independent Consultant	Engaged a leading independent compensation consultant to assist the Compensation Committee and Board in determining executive compensation and evaluating program design

28

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy

Compensation Philosophy

The following core principles form the foundation of the compensation program for our executives, including the named executive officers:

FIRST, compensation programs should motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, and appropriately balance risk versus potential reward.	SECOND, as executives move to a greater level of responsibility, the percentage of their pay based on performance should increase to ensure the highest level of accountability to shareholders.

THIRD, performance pay should offer an opportunity for above average compensation when our performance exceeds our goals balanced by the risk of below average compensation when it does not.

FOURTH, the percentage of total compensation paid in the form of equity should also increase as executives have increasing responsibility for corporate performance, thereby more closely aligning their interests with those of our shareholders.

Components of Executive Compensation

We provide executive compensation and benefits that are market-competitive in which a large portion of the total opportunity is variable and tied to our performance and changes in shareholder value over a multi-year period. The key components of compensation provided to our executive officers and how each supports our compensation objectives are presented in the following table:

	Description	Objectives
Annual Compensation

Base Salary	Annual cash compensation	• Provide an appropriate level of fixed compensation necessary to attract and retain employees • Recognize and reward skills, competencies, experience, leadership and individual contribution

Annual Incentive Plans	Annual cash incentive based on corporate and individual performance

Link annual cash compensation to attainment of key short-term performance goals:

•  Across total company and operating units as measured primarily by achievement of annual operating goals

•  By the individual as measured by achievement of specific strategic goals and demonstrated leadership traits

29

COMPENSATION DISCUSSION AND ANALYSIS
Components of Executive Compensation

	Description	Objectives
Long-Term Incentive Compensation

Performance-Based Awards

Long-term incentive program with award payouts tied to achievement of corporate goals over a three-year period, with performance targets for each year of the three-year period established on the grant date, subject to a relative total shareholder return modifier over that three-year period.

Payable in shares of Common Stock and

cash.

•  Link multi-year compensation to performance against key operational goals over a three-year period, as well as changes in share price on both an absolute and relative basis

•  Facilitate retention

•  Build executive stock ownership

•  Align interests of management with those of shareholders

Restricted Stock Units

Restricted stock units that generally vest and convert into shares of Common Stock three years from the grant date.

In 2018, we replaced stock options with restricted stock units as part of our long-term incentive compensation program. The Compensation Committee believes that restricted stock units link executives to the results earned by shareholders, build executive stock ownership, and better attract, incent and retain executive talent.

• Link realized compensation over long-term to stock price • Facilitate retention • Build executive stock ownership • Align interests of management with those of shareholders
Retirement Programs

Qualified Retirement Plans	Post-retirement benefits	• Necessary to attract and retain employees

Supplementary Pension Plan and Excess Benefit Plans	Additional retirement benefits	• Facilitate attraction and retention of executive officers • Provide for retirement replacement income, thereby facilitating an orderly succession of talent
Other Executive Benefits

Perquisites	Home security systems Tire program Financial planning and tax preparation services Annual physical exams Limited use of company aircraft	• Assure protection of officers • Enable officers to focus on Company business with minimal disruption

Other Benefits	Medical, welfare and other benefits	• Necessary to attract and retain employees

30

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Decision-Making

Compensation Decision-Making

The Compensation Committee undertakes ongoing review of our executive compensation policies, practices and plans to determine whether they are consistent with our compensation philosophy and objectives, and whether they need to be modified in light of changes in our business or the markets in general. The Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and plans. In addition, the CEO annually makes recommendations to the Compensation Committee regarding salary adjustments and the setting of annual and long-term incentive targets and awards for officers other than himself, including the other named executive officers. The Compensation Committee also obtains feedback, advice and recommendations on our compensation program from its independent compensation consultant, F.W. Cook. The Compensation Committee also reviews Company performance, compensation practices of its peers, compensation surveys and other materials regarding executive compensation.

In determining the compensation of a named executive officer, the Compensation Committee considers various factors, including:

•	Company performance against corporate and operating unit objectives,

•	The Company’s relative shareholder return,

•	The compensation of officers with similar responsibilities at comparable companies,

•	Individual performance,

•	Current and future responsibilities,

•	Retention considerations,

•	The awards given to the named executive officer in past years, and

•

The relationship between the compensation to be received by the officer and the compensation to be received by the other named executive officers (which we refer to as “internal pay equity”), including comparing the relationship to that found at comparable companies. In reviewing the CEO’s compensation relative to our other named executive officers, the Compensation Committee takes into account the fact that we do not currently have a president or chief operating officer between the CEO and our business unit presidents or corporate senior vice presidents as do many companies.

31

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Decision-Making

The Compensation Committee generally sets “primary compensation,” which we define to include salary, annual cash incentives and long-term compensation, for the CEO and the other named executive officers as follows:

9% Salary 14% 19% 19% Salary Annual Annual Cash Cash Incentive Incentive 19% Stock Options 23% Stock 43% Options 54% Long Term Long Term Performance-Performance-Based Awards Based Awards2018 CEO'S PRIMARY COMPENSATION 2018 OTHER NEO'S PRIMARY COMPENSATION 9% Salary 14% 18% 20% Salary Annual Annual Cash Cash Incentive Incentive 19% Stock Options 23% Stock 43% Options 54% Long Term Long Term Performance-Performance-Based Awards Based Awards

Long-term compensation is delivered through grants of restricted stock units and long-term performance-based incentive awards that are payable in shares of Common Stock and cash. The mix of long-term compensation between cash-based long-term incentives, performance shares and restricted stock units is based, in part, on the market value of our Common Stock, the number of shares available for grant under our shareholder-approved equity compensation plan, and considerations relating to managing the dilutive effect of share-based awards.

We generally target base salaries for our CEO and other officers below median market rates, in the aggregate, consistent with the requirements of our master labor agreement with the USW, and we target annual and long-term incentive compensation at rates that, when added to base salaries, result in median market levels of target primary compensation, on average. The actual positioning of target compensation relative to the median varies based on each executive’s experience and skill set, and generally results in executives who are new in their role being placed lower in the range and those with more experience being placed higher in the range. We emphasize variable compensation because it minimizes fixed expense associated with salary and enables total compensation to fluctuate directly with performance against operating goals and changes in share price. This approach aligns overall costs with performance and provides executives with a leveraged and attractive compensation opportunity that varies based on results.

For further information regarding the Compensation Committee and its authority and responsibilities, see “Corporate Governance Principles and Board Matters — Compensation Committee” at page 7.

32

COMPENSATION DISCUSSION AND ANALYSIS
Role of Compensation Consultant

Role of Compensation Consultant

The Compensation Committee has the authority to retain outside advisors, including compensation consultants, to assist it in evaluating actual and proposed compensation for our officers. During 2018, the Compensation Committee retained F.W. Cook as its independent compensation consultant.

As part of its engagement, F.W. Cook reviewed our executive compensation peer group and conducted a competitive analysis of compensation for the named executive officers as well as our operational and stock price performance relative to the peer group. F.W. Cook also assisted the Committee with a variety of other issues, including setting CEO compensation, compensation related to leadership succession activities, the design and establishment of performance goals under our variable incentive plans, and reviewing our compensation risk analysis and this Compensation Discussion and Analysis.

In addition, F.W. Cook reviewed and provided recommendations regarding our non-management director compensation program and made a presentation to the full Board on trends and regulatory developments in executive compensation. A representative of F.W. Cook regularly attends Compensation Committee meetings. F.W. Cook works with Goodyear management only under the direction of the Compensation Committee and does not provide any other advice or consulting services to the Company.

Peer Group Benchmarking of Primary Compensation

As noted above, the Compensation Committee generally targets primary compensation levels for officers at median market rates. For these purposes, the Compensation Committee has determined market rates by considering two sources:

•	Proxy statements and other public filings of 21 peer companies; and

•	Broad-based compensation surveys published from time to time by national human resources consulting firms.

FOR 2018 COMPENSATION DECISIONS, THE PEER GROUP NOTED ABOVE CONSISTED OF:

3M Company	Eaton Corporation plc	PACCAR Inc.

Adient plc	Emerson Electric Co.	Parker-Hannifin Corporation

Air Products and Chemicals, Inc.	Honeywell International Inc.	PPG Industries, Inc.

Aptiv PLC	Illinois Tool Works Inc.	Stanley Black & Decker, Inc.

Caterpillar Inc.	Ingersoll-Rand plc	Tenneco Inc.

Cummins Inc.	Kimberly-Clark Corporation	Textron Inc.

Deere & Company	Lear Corporation	Whirlpool Corporation

33

COMPENSATION DISCUSSION AND ANALYSIS
Peer Group Benchmarking of Primary Compensation

This peer group was selected because the companies, as a whole, represent organizations of comparable size and complexity with which we compete for executive talent. The peer group includes companies in similar industries with comparable business models and global reach. It does not include other companies in the tire industry because no other U.S.-based tire company is similar in size and complexity to us, and non-U.S.-based tire companies do not publish comparable compensation information.

The Compensation Committee strongly believes that performance should be the primary basis on which compensation decisions are made. At the same time, the Compensation Committee believes that our peer group should reflect the fact that our executive officers are responsible for managing a larger and more complex enterprise relative to that of many other publicly traded companies with a larger market capitalization. Accordingly, in 2017, prior to analyzing competitive compensation data to help inform 2018 compensation decisions, the Compensation Committee reviewed the composition of the peer group using the following criteria:

(1)	size, including revenue, operating income, total assets, market capitalization and enterprise value;

(2)	global manufacturing focus;

(3)	industry focus, particularly companies in the automotive industry;

(4)	consumer branded product companies;

(5)	companies with which we compete for executive talent; and

(6)	number of employees.

Our peer group had 2017 annual revenues – the size criteria most strongly correlated to compensation – ranging from $8.8 billion to $39.3 billion and median revenues of $16.9 billion (for 2017, we had revenues of $15.4 billion), and had 53% and 76%, respectively, of our selected peer companies in common with the peer groups constructed by two leading proxy advisory firms.

Following its review of the criteria described above, the Compensation Committee removed DuPont and Johnson Controls from our peer group for 2018 compensation decisions and added Adient, Air Products and Chemicals, Emerson Electric, Kimberly-Clark, Tenneco and Textron in order to expand our peer group to include a broader range of peer companies, consistent with market practice for companies who do not have many direct industry peers, and to maintain Goodyear’s position near the peer group median with respect to annual revenue. The Compensation Committee may make further changes in the peer group from time to time based on the criteria described above or other relevant factors.

Data with respect to comparable elements of primary compensation is compiled for the peer group of companies described above from available sources, including, in most cases, the most recently available annual proxy statements and other SEC filings that address executive compensation matters.

Target Setting

The Compensation Committee set the performance targets for our 2018 executive compensation program in February 2018. The Compensation Committee believes that the performance targets it established were rigorous, while providing meaningful motivational value to our executives. The performance targets required us to generate significant organic volume and earnings

34

COMPENSATION DISCUSSION AND ANALYSIS
Target Setting

growth and free cash flow through 2020, while effectively managing volatility in raw material prices, a continued weak OE market, increasing inflationary pressures and the competitive environment. The achievement of the performance targets would enable us to fund our capital allocation plan, and would mean we had successfully met the significant challenges we faced, were a stronger competitor and were poised for future growth.

The Compensation Committee considered the following factors when establishing the performance targets, including the related threshold and maximum target levels:

•	Corporate strategy

•	Annual and long-term operating plans

•	Publicly disclosed financial targets and guidance

•	Performance history

•	Macro-economic and tire industry environment

•	Input from F.W. Cook and management

•	Difficulty of the targets in light of the above factors

As in prior years, the target level of performance for the 2018 performance period under our annual and long-term incentive plans was consistent with our publicly announced earnings targets. The performance targets would be achieved, at the target performance level, if we successfully executed our operating plan for 2018 and the 2018-2020 performance cycle. The minimum level of performance was consistent with the known risks inherent in our 2018 operating plan, particularly with respect to our plan to out-perform the industry’s volume growth given the competitive pricing environment in the tire industry and continued volatility in raw material prices. The maximum level of performance would be achieved if we more than offset raw material costs and inflationary headwinds through a combination of increased volume, pricing actions, product mix improvements and cost saving actions.

ANNUAL COMPENSATION TARGETS

The 2018 Corporate EBIT target reflected 14% growth from our 2017 actual results. Our 2018 Corporate EBIT target reflected significant volume growth, a benefit from price and product mix, net of raw material costs, and continued strong cost savings performance, net of inflation. Our goal was to have a strong recovery from disappointing performance in 2017 and to be positioned to achieve our long-term goals.

The 2018 free cash flow from operations target of $625 million was a 20% increase over our 2017 actual results. Our 2018 free cash flow from operations target reflected a significant improvement in Corporate EBIT, as described above, that was partially offset by higher capital expenditures. Our goal was to have a strong free cash flow from operations recovery, driven by improved earnings, which would position us to fund our capital allocation plan and achieve our long-term goals.

LONG-TERM COMPENSATION TARGETS

The 2018 net income target was a 10% increase over our 2017 actual results and was driven by the same factors that impacted Corporate EBIT, as described above. The 2018 target for cash flow return on capital reflected the increase in free cash flow from operations described above.

35

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

Annual Compensation

2018 BASE SALARY DECISIONS

Mr. McClellan, Mr. Delaney and Ms. Thompson received base salary increases to better align their pay with compensation paid to executives with comparable responsibility and experience.	Name	Annual Base Salary[1]	% Increase
	Kramer	$1,300,000	0%
	Wells[2]	700,000	—
	McClellan	680,000	7.9
	Delaney	650,000	8.3
	Bialosky	581,500	0
	Thompson	700,000	7.7
	1 Base salary increases were effective May 1, 2018. 2 Mr. Wells re-joined Goodyear on September 20, 2018.

2018 ANNUAL CASH INCENTIVE PAYOUTS

For 2018, the performance objectives under our annual incentive plans were as follows:

Corporate Officers

Officers of Our Three Operating Units

40% 40% 20% 40% Based on Goodyears EBIT 40% Based on Goodyears 20% Based on the (Corporate EBIT) Free Cash Flow from Operations Operating Drivers described below 60% 40% 60% on their operating units performance as follows: 40% on overall company results as described above 40% based on the operating units EBIT (Operating Unit EBIT); 40% based on the operating units free cash flow from operations; and 20% based on the operating drivers described below

We believe these weightings hold our operating unit executives most accountable for financial results in the areas where they have the most control and influence, but also motivate them to work cooperatively with other operating units to maximize results for the entire Company.

The Compensation Committee used Corporate EBIT and Operating Unit EBIT to measure our results of operations and free cash flow from operations to measure our ability to generate cash, which enables us to provide funding for dividends and share repurchases, debt repayments and restructuring actions. The Compensation Committee also emphasized the balance between profitability and cash generation by equally weighting EBIT and free cash flow from operations.

36

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

“EBIT,” as defined in our annual incentive plans, means the Company’s net sales, less cost of goods sold and selling, administrative and general expense, excluding the effects of restructuring charges, accelerated depreciation, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes. “Free cash flow from operations,” as defined in our annual incentive plans, means cash flow from operating activities before pension contributions and direct payments and rationalization payments, less capital expenditures. In 2018, EBIT and free cash flow from operations were adjusted to reflect the impact of the TireHub transaction, a national transportation strike in Brazil, and payments relating to the refinancing of debt.

In 2018, the Compensation Committee established the following operating drivers that were consistent with our annual operating plan and are tied to the achievement of important strategic objectives that drive the success of our business:

Strategic Objective	Operating Driver
Innovation Excellence Sales & Marketing Excellence	Consumer ≥ 17-Inch Volume – Meet goals for annual sales of 17-inch and above consumer replacement tires.

Operational Excellence	Total Delivered Cost Productivity – Achieve $150 million in cost reductions from improvements in labor, overhead and utilities cost, raw material cost, and transportation and warehousing cost.

Enabling Investments	Working Capital Excellence – Achieve an average ratio of working capital to net sales of 14.8%.

In 2018, the Committee also approved a volume multiplier that, together with the 17-inch and above consumer tire volume operating driver, were intended to drive behavioral change by reinforcing the importance of increasing profitable volume to our strategy. The volume multiplier was designed to enhance the payouts under the annual incentive plan by applying a multiplier of between 1.0x and 1.3x to the calculated payouts of the performance objectives described above (up to a maximum payout of 200%) if certain volume growth targets were also achieved. The Committee also believed that the volume multiplier would help to motivate and retain key employees during a difficult industry cycle.

Overall Company performance is relevant for determining the annual incentive payments for all named executive officers. Additionally, EMEA’s performance is relevant for determining the annual incentive payment for Mr. Delaney and Americas’ performance is relevant for determining the annual incentive payment for Mr. McClellan. In February 2019, the Compensation Committee reviewed actual results for 2018 with respect to achievement of the company-wide and operating unit performance objectives. The table below shows the performance objectives, actual results for 2018 and corresponding payout percentages under our annual incentive plans.

	Payout Under Annual Incentive Plans
	50%	100%	200%	Actual Results	Payout Percentage
Overall Company Performance (2018):
Corporate EBIT	$1,400 million	$1,650 million	$1,700 million	$1,262 million	0%

Free cash flow from operations	$500 million	$625 million	$665 million	$ 393 million	0%

37

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

The table below shows the payout percentages under our annual incentive plans for each of our operating units.

	Payout Percentage
	EBIT	Free Cash Flow From Operations
Americas	0%	0%
EMEA	58%	0%

Asia Pacific	0%	0%

The Committee also assessed whether our performance against the operating drivers was below, at or above target. The Committee determined that we met one of the three operating drivers, and failed to meet two of the operating drivers. In reaching that conclusion, the Committee considered the following results by the Company against the operating driver goals:

•	Achieving an average ratio of working capital to net sales of 14.0%, which exceeded our goal of 14.8%.

•	Missing our goal for annual sales of 17-inch and above consumer replacement tires by 3%.

•	Achieving $97 million of total delivered cost productivity savings, versus a goal of $150 million.

Since the EBIT and free cash flow from operations performance was largely consistent with our operating driver performance, the Committee determined that the operating driver performance should mirror the calculated performance using the financial performance measures for the overall company and each operating unit. In reaching these decisions, the Committee considered whether the performance under the financial performance measures and the operating drivers were appropriately aligned, and concluded that they were.

The Committee also reviewed EMEA’s volume growth of 1.3% against its volume growth targets, which resulted in a volume multiplier of 1.16x on EMEA’s overall performance described above. EMEA’s total payout under our annual incentive plan was 20% of target.

The Compensation Committee reviewed its assessment of the CEO’s performance and the CEO’s assessment of each of the other named executive officer’s performance during 2018, and their respective contributions to our results. In particular, the Compensation Committee considered:

•	Sales of 17-inch and above consumer replacement tires that outperformed the industry, but fell short of our targets.

•	The successful launch of TireHub, our new national distributor in the U.S.

•	Performance on our capital allocation plan, including direct shareholder returns of $358 million in 2018.

•	Continued strong momentum in innovation.

•	Continued strengthening of our leadership team and pipeline.

•	Unit volume, Corporate EBIT and free cash flow from operations that did not meet the targets in our operating plan for 2018.

The CEO and the Compensation Committee also considered the contributions of the other named executive officers in furthering the Company’s strategic initiatives described in the preceding bullet points.

The Compensation Committee then established an aggregate incentive pool for all officers, and determined the payout for each officer. In this process, the officer’s target incentive amount is first multiplied by the same percentage used to determine the

38

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

applicable portion of the aggregate incentive pool. (For example, if the portion of the aggregate incentive pool applicable to such officer, e.g., overall company, is funded at 150% of the aggregate target incentive amount, the officer’s individual payout initially would be set at 150% of his individual incentive target.) Then, the CEO assesses the officer’s individual performance and contributions towards Company goals and makes his recommendations with respect to individual payout amounts to the Compensation Committee, which considers the CEO’s recommendations and determines the final payouts. The Compensation Committee undertakes the same process for the CEO and makes the determination as to the final payout amount for the CEO. Officers can earn between 0% and 200% of their target incentive, but the total payout for all officers may not exceed the aggregate incentive pool.

The incentive pool for the overall company was funded at 0% of the target incentive amount (and the operating unit pools were funded at 0% to 20% of the target incentive amount). The Compensation Committee approved the following awards for our named executive officers under our annual incentive plans:

Name	Target Award ($)		Actual Award ($)	Actual Award as a % of Target Award
Kramer	$2,080,000		$0	0%
Wells	197,540	[1]	0	0%
McClellan	714,000		0	0%
Delaney	650,000		131,625	20%
Bialosky	523,350		0	0%

Thompson	700,000		0	0%

[1]	Prorated to reflect his date of hire

OTHER BONUS AWARDS

The Compensation Committee also approved the payment of a $500,000 bonus to Mr. Wells as part of his hiring package.

Long-Term Compensation

2018 GRANTS OF PERFORMANCE-BASED INCENTIVES

In February 2018, the Compensation Committee granted 70% of total long-term compensation in the form of long-term performance-based incentives that have the following characteristics:

•	The awards will be payable approximately 30% in shares of Common Stock and approximately 70% in cash.

•

The payout is based on results over a three-year performance cycle, with performance targets for each year of the three-year period established on the grant date in order to provide greater accountability for long-term results, weighted one-third for each year in the three-year performance cycle.

•	The payout can range from 0% to 200% for the 2018-2020 performance cycle based on actual results (and assuming the recipient remains continuously employed by us through the entire three-year period).

•	The payout can increase or decrease up to 20% (up to a maximum payout of 200%) based on our total shareholder return versus the S&P 500 over the three-year period ending December 31, 2020.

39

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

The performance criteria for the 2018, 2019 and 2020 performance periods for the 2018-2020 performance cycle are, consistent with our strategic plan, based 50% on net income and 50% on cash flow return on capital, providing a balanced emphasis on profitability and capital efficiency. Results will be based on our consolidated performance, with no award tied to business unit performance. In this manner, the plan balances performance measures used under our annual incentive plans and reinforces the need for teamwork among executives. Net income is used as a measure to focus on improvement in profitability. Cash flow return on capital is an efficiency metric that measures how much return is generated in proportion to the investment in the business in terms of plant, property and equipment and working capital.

The TSR modifier measures the relative performance of our Common Stock versus the S&P 500 over the three-year performance cycle of our long-term incentive awards, and is calculated based on the trailing two-month average closing price for our Common Stock and the S&P 500 (as in existence at the end of the period), assuming the reinvestment of dividends. The TSR modifier will cause the payout of our long-term incentive awards to increase or decrease up to 20% (up to a maximum payout of 200%) as follows:

Goodyear Common Stock vs. S&P 500[1]	TSR Modifier
≥ 75th Percentile	1.2 times
= 50th Percentile	1.0 times

≤ 25th Percentile	0.8 times

1	Results between these performance levels will be interpolated.

The table below shows the aggregate value of the long-term performance-based incentives granted to each of our named executive officers for the 2018-2020 performance cycle at the target award opportunity, as well as the amount payable in shares of Common Stock and cash.

Name	Aggregate Target Award ($)	Portion Payable in Shares ($)[1]	Portion Payable in Cash ($)
Kramer	$7,455,000	$2,130,000	$5,325,000
Wells	1,540,000	440,000	1,100,000
McClellan	1,592,500	455,000	1,137,500
Delaney	1,368,500	391,000	977,500
Bialosky	1,207,500	345,000	862,500

Thompson	1,750,000	500,000	1,250,000

1

See the “Grants of Plan-Based Awards” Table at page 55 for information regarding the target number of performance shares actually granted, which was determined by dividing the amount in this column by the closing market price of our Common Stock on the respective date of grant.

40

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

PERFORMANCE FOR THE 2018 PERFORMANCE PERIOD

The table below shows the performance goals, actual results and payout percentages for the 2018 performance period applicable to the 2016-2018, 2017-2019 and 2018-2020 performance cycles. With respect to each performance cycle, each year was weighted evenly (33%), goals were set on the grant date and the maximum payout was 200% of the target award opportunity.

	Net Income
Performance Cycle	Threshold	Target	Maximum	Actual Results	Payout Percentage

2016-2018	$825 million	$1,100 million	$1,265 million	$580 million	0%

2017-2019	940 million	1,160 million	1,310 million	580 million	0%

2018-2020	705 million	880 million	925 million	568 million	0%

“Net income,” as defined in our long-term incentive plans, means the Company’s net income, excluding charges for restructurings, accelerated depreciation, certain pension curtailment and settlement charges, charges relating to the refinancing of debt, changes in tax valuation allowances, and the cumulative effect of accounting changes. Our 2018 “net income” also excluded the impact of certain other items noted in the table below. Our 2018 “net income” for purposes of our long-term incentive plans was calculated as follows:

($ in millions)	2016 - 2018	2017 - 2019	2018 -2020
Goodyear net income (as reported)	$ 693	$ 693	$ 693
Net impact of TireHub transaction	(184)	(184)	(184)
Restructuring and accelerated depreciation charges	34	34	34
Pension curtailment and settlement charges	17	17	17
Hurricanes impact	12	12	—
Pension accounting standard change	7	7	7
National transportation strike in Brazil	5	5	5
Changes in tax valuation allowances and other discrete tax items	(3)	(3)	(3)
Net gains on asset sales (other than TireHub transaction)	(1)	(1)	(1)

Net income	$ 580	$ 580	$ 568

	Cash Flow Return on Capital
Performance Cycle	Threshold	Target	Maximum	Actual Results	Payout Percentage

2016-2018	7.8%	10.0%	11.7%	4.1%	0%

2017-2019	5.5%	7.4%	9.3%	4.1%	0%

2018-2020	5.1%	6.3%	6.8%	4.1%	0%

“Cash flow return on capital,” as defined in our long-term incentive plans, means free cash flow from operations (as defined for purposes of our annual incentive plan) divided by the sum of average net fixed assets and average working capital. Our 2018 cash flow return on capital calculation for each of the performance cycles excluded the impact on free cash flow from

41

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

operations of (1) redemption premiums and other refinancing costs related to the redemption of debt, (2) the TireHub transaction, and (3) a national transportation strike in Brazil.

In 2018, we faced a number of challenges, which are discussed in detail above in the “Executive Summary” to this Compensation Discussion and Analysis. We did not meet our net income or cash flow return on capital targets for the 2018 performance period primarily due to Corporate EBIT that fell short of our annual operating plan.

Based on the results during the 2018 performance period, the Compensation Committee did not approve any earnings on the long-term incentive awards for that period for the 2016-2018, 2017-2019 or 2018-2020 awards.

The table below shows amounts earned by each of the named executive officers in respect of their long-term incentive grants for the 2018 performance period with respect to their 2016-2018 awards, which represents one-third of the three-year target award opportunity:

Name	Aggregate Target Award ($)	Portion of Actual Award Payable in Cash ($)[1]	Portion of Actual Award Payable in Shares (# of Shares)[1]

Kramer	$2,427,367	$0	0

Wells	—	—	—

McClellan	483,042	0	0

Delaney	365,232	0	0

Bialosky	365,232	0	0

Thompson	542,012	0	0

1	Payable subject to a three-year relative total shareholder return modifier. See “Impact of TSR Modifier and Payout of 2016-2018 Long-Term Incentive Awards” below.

The table below shows amounts earned by each of the named executive officers in respect of their long-term incentive grants for the 2018 performance period with respect to their 2017-2019 awards, which represents one-third of the three-year target award opportunity:

Name	Aggregate Target Award ($)	Portion of Actual Award Payable in Cash ($)[1]	Portion of Actual Award Payable in Shares (# of Shares)[1]

Kramer	$2,515,602	$0	0

Wells	—	—	—

McClellan	507,811	0	0

Delaney	434,723	0	0

Bialosky	383,788	0	0

Thompson	560,942	0	0

1	Payable contingent on continued service through December 31, 2019 and subject to a three-year relative total shareholder return modifier.

42

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

The table below shows amounts earned by each of the named executive officers in respect of their long-term incentive grants for the 2018 performance period with respect to their 2018-2020 awards, which represents one-third of the three-year target award opportunity:

Name	Aggregate Target Award ($)	Portion of Actual Award Payable in Cash ($)[1]	Portion of Actual Award Payable in Shares (# of Shares)[1]
Kramer	$2,466,442	$0	0

Wells	539,575	0	0

McClellan	526,897	0	0

Delaney	452,834	0	0

Bialosky	399,507	0	0

Thompson	579,005	0	0

1	Payable contingent on continued service through December 31, 2020 and subject to a three-year relative total shareholder return modifier.

IMPACT OF TSR MODIFIER AND PAYOUT OF 2016 – 2018 LONG-TERM INCENTIVE AWARDS

Our stock out-performed 5% of the companies in the S&P 500 during the three-year period ending December 31, 2018, resulting in a TSR modifier of 0.8 times. See page 40 for more information on the calculation of the TSR modifier.

The Compensation Committee approved the payout of shares of Common Stock and cash to the named executive officers with respect to the 2016-2018 performance cycle as follows.

	Cash Payout
Name	2016 Performance Period[1]	2017 Performance Period[2]	2018 Performance Period	Impact of TSR Modifier	Total Payout of 2016-2018 Awards

Kramer	$2,008,539	$480,676	$0	$(497,915)	$1,991,300

Wells	—	—	—	—	—

McClellan	399,789	95,676	0	(99,165)	396,300

Delaney	302,328	72,324	0	(74,852)	299,800

Bialosky	302,328	72,324	0	(74,852)	299,800

Thompson	448,578	107,324	0	(111,102)	444,800

43

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

	Shares Payout
Name	2016 Performance Period[1] (# of Shares)	2017 Performance Period[2] (# of Shares)	2018 Performance Period (# of Shares)	Impact of TSR Modifier (# of Shares)	Total Payout of 2016-2018 Awards (# of Shares)

Kramer	26,870	6,430	0	(6,660)	26,640

Wells	—	—	—	—	—

McClellan	5,348	1,279	0	(1,326)	5,301

Delaney	4,043	967	0	(1,002)	4,008

Bialosky	4,043	967	0	(1,002)	4,008

Thompson	5,999	1,435	0	(1,487)	5,947

1	Previously reported, to the extent applicable, in the Proxy Statement dated March 10, 2017.

2	Previously reported, to the extent applicable, in the Proxy Statement dated March 9, 2018.

2018 RESTRICTED STOCK UNIT GRANTS

In 2018, we replaced stock options with restricted stock units as part of our long-term incentive compensation program. The Compensation Committee believes that restricted stock units link executives to the results earned by shareholders, build executive stock ownership, and better attract, incent and retain executive talent.

In February 2018, the Compensation Committee granted 30% of total long-term compensation in the form of restricted stock units. Restricted stock units granted in 2018 have the following terms:

•	restricted stock units vest and convert into shares of Common Stock three years from the grant date; and

•	restricted stock units accrue dividend equivalents that are subject to the same vesting requirements as the underlying restricted stock units.

The portion of long-term compensation provided in the form of restricted stock units grants each year is determined based on the availability of Common Stock under our equity compensation plans, as well as market data on long-term compensation.

The table below shows the aggregate grant date fair value and the number of restricted stock units granted to each of our named executive officers in 2018.

Name	Aggregate Grant Date Fair Value ($)	Number of Restricted Stock Units (#)

Kramer	$3,194,974	107,142

Wells[1]	959,974	38,960

McClellan	682,490	22,887

Delaney	586,500	19,668

Bialosky	517,496	17,354

Thompson	749,973	25,150

[1]

Included in Mr. Wells’ total is a restricted stock unit grant valued at approximately $300,000 for 12,175 restricted stock units that was part of his hiring package. That grant will vest on September 20, 2019 and is subject to an additional holding period through September 20, 2020.

44

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

TIREHUB INCENTIVE PLAN

In June 2018, the Compensation Committee established an incentive plan for Mr. McClellan and certain other key non-officer employees related to the launch of TireHub. Payments under the TireHub incentive plan are based on performance against the following performance objectives:

•	Launching TireHub on or before August 31, 2018 (payable at either 0% or 100% of target),

•	Successfully managing the potential loss of volume due to the transition of business to TireHub during 2018 (payable from 0% to 150% of target),

•	Achieving net segment operating income improvements due to the TireHub transaction in 2019 (payable from 0% to 150% of target), and

•	Achieving certain other operational objectives for TireHub by December 31, 2019 (payable at either 0% or 100% of target).

Mr. McClellan’s total target TireHub incentive award is $600,000 and his total maximum incentive award is $800,000. The Compensation Committee considered our performance against the performance objectives for 2018 and found that (1) TireHub was successfully launched on July 1, 2018, resulting in a payout at 100% of target for that performance objective and (2) we successfully managed the transition of tire unit volumes from our former U.S. national tire distributor to TireHub during 2018, resulting in a payout at 150% of target for that performance objective. As a result, Mr. McClellan received total payments of $425,000 under the TireHub incentive plan in 2018.

Retirement and Other Benefits

RETIREMENT BENEFITS

We provide our named executive officers with retirement benefits under both tax-qualified and non-qualified retirement plans. Tax-qualified plan benefits are pursuant to a defined benefit pension plan, the Goodyear Salaried Pension Plan (the “Salaried Plan”), which was frozen effective December 31, 2008, and a defined contribution plan, the Goodyear Employee Savings Plan for Salaried Employees (the “Savings Plan”). Non-qualified plan benefits are pursuant to a defined benefit plan, the Goodyear Supplementary Pension Plan (the “Supplementary Plan”). We also maintain a non-qualified defined benefit Excess Benefit Plan, which was also frozen effective December 31, 2008, that pays an additional pension benefit over that paid from the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan.

For all employees who do not meet the eligibility requirements of the Supplementary Plan, there is also a corresponding non-qualified defined contribution Excess Benefit Plan that mirrors the retirement contributions feature of the Savings Plan.

Mr. Kramer, Mr. McClellan and Ms. Thompson are currently eligible to receive a benefit under the Supplementary Plan. Upon an involuntary termination within two years of a change in control under the Executive Severance Plan described below, Mr. Bialosky will become vested in his Supplementary Plan benefits. Mr. Kramer, Mr. McClellan and Ms. Thompson will receive benefits from the frozen Salaried Plan.

Mr. Wells, Mr. Delaney and Mr. Bialosky are not eligible to participate in the Salaried Plan or the defined benefit Excess Benefit Plan. Participants in the Savings Plan, including all of the named executive officers, are currently eligible to receive Company matching contributions and retirement contributions.

45

COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

The Supplementary Plan provides additional pension benefits to officers and certain other key individuals identified by the Compensation Committee. All of the named executive officers participate in the Supplementary Plan. The Committee believes supplemental executive retirement plans such as the Supplementary Plan are an important part of executive compensation and are utilized by many large companies that compete with the Company for executive talent. Retirement benefits, including those provided through a supplemental executive retirement plan, are essential to attracting, motivating and retaining talented executives with a history of leadership and to providing retirement replacement income. Retirement benefits are an important factor in an executive’s decision to accept or reject a new position. The Compensation Committee has adopted a policy prohibiting the grant of additional service credit in the Supplementary Plan for newly hired officers and other key employees.

The number reported in the “Change in Pension Value” column in the Summary Compensation Table reflects the change in each NEO’s pension value in 2018. Changes in pension value are caused largely by two factors: (1) additional pension benefits accrued by the NEOs under the Supplementary Plan when they receive higher compensation due to roles of increasing responsibility or through strong performance, and (2) changes in assumptions used for financial reporting purposes, such as changes in discount rates and updated actuarial assumptions regarding life expectancies. Mr. Kramer’s pension value decreased in 2018 due to increases in both the discount rate used to calculate the pension value and the interest rate used to determine the lump sum value of the Supplementary Plan benefit, partially offset by an increase in accrued benefits due to the growth in pension value from the passage of time and an additional year of credited service.

For more information regarding the terms of these plans and the named executive officers’ accrued benefits under these plans, see “Defined Contribution Plan Benefits” at page 58 and “Pension Benefits” at page 58.

SEVERANCE AND CHANGE-IN-CONTROL BENEFITS

Our Executive Severance and Change in Control Plan (the “Executive Severance Plan”) provides for the payment of severance benefits to our officers, including all of the named executive officers, if their employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company. The Executive Severance Plan does not provide for any excise tax gross-ups or walk-away rights.

The Executive Severance Plan is designed to attract, retain and motivate officers, provide for stability and continuity in the event of an actual or threatened change-in-control, and ensure that our officers are able to devote their full time and attention to the Company’s operations in the event of an actual or threatened change-in-control.

The Executive Severance Plan and the related change-in-control triggers (commonly referred to as “double triggers”) generally provide for the payment of severance benefits if employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company. The change-in-control triggers in our equity compensation plans are substantially similar to those in the Executive Severance Plan. We selected the specific change-in-control triggers used in the Executive Severance Plan and our equity compensation plans, such as the acquisition of 20% or more of Goodyear’s Common Stock, a significant change in the composition of the Board of Directors or the acquisition of actual control of Goodyear, based upon our review of market practices, including provisions included in similar agreements of other public companies. Based upon that review, we determined that the terms and conditions of the Executive Severance Plan, including the specific change-in-control triggers, were consistent with market practices.

46

COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

The Executive Severance Plan also provides severance benefits to our officers, including each of the named executive officers, if their employment is terminated by us other than for Cause (as defined in the Executive Severance Plan), death or disability, and other than in connection with a change-in-control.

To be eligible to receive benefits under the Executive Severance Plan, an officer must execute a release and agree, among other things, to certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

The Compensation Committee believes that our severance benefits are in the best interests of the Company and our shareholders, are a necessary component of a competitive compensation program, and are in line with severance benefits in place at other companies.

For additional information regarding the terms of the Executive Severance Plan and benefits payable under that plan, see “Potential Payments Upon Termination or Change-in-Control” at page 62.

PERQUISITES

We provide certain executive officers, including our named executive officers, with limited personal benefits and perquisites, as described below and in footnote 5 to the Summary Compensation Table at page 53. The Compensation Committee has reviewed and approved the perquisites described below. The Compensation Committee recognizes that these perquisites are an important factor in protecting our executive officers and in enabling them to focus on our business with minimal disruption. We do not provide any tax reimbursements to our executive officers for any of the perquisites we provide them.

Home Security Systems. We pay for the cost of home security systems for a limited number of executive officers in order to enhance their safety and protect our investment in them. We cover the cost of installation, monitoring and maintenance for these systems.

Use of Company Aircraft. In limited circumstances, executive officers are permitted to use our company aircraft for personal travel.

Tire Program. We offer our executive officers and Board members the opportunity to receive up to two sets of tires per year at our expense, including the cost of tires, mounting, balancing and disposal fees.

Financial Planning and Tax Preparation Services. We offer financial assistance to our executive officers to help them cover the cost of financial planning and tax preparation services. In providing this benefit, we seek to alleviate our executives’ concern regarding personal financial planning so that they may devote their full attention to our business. The maximum annual cost to the Company under this program is $9,000 per officer.

Club Memberships. We pay the annual dues for a corporate club membership that is available to Mr. Kramer, Mr. McClellan and Ms. Thompson. None of the other named executive officers utilize this corporate club membership. The membership is intended to be used primarily for business purposes, although members may use the club for personal purposes so long as they pay all incremental costs, other than the annual dues, related to that personal use.

47

COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

Annual Physical Exams. We strongly encourage our executive officers to have an annual comprehensive physical examination which we pay for in order to enhance their physical well-being and protect our investment in them.

EXECUTIVE DEFERRED COMPENSATION PLAN

The Goodyear Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides named executive officers and other highly compensated employees the opportunity to defer various forms of compensation. For participants, this offers an additional means to save for retirement on a tax-deferred basis. There is no guaranteed return associated with any deferred amounts. During 2018, none of the named executive officers made deferrals under the Deferred Compensation Plan.

For additional information regarding the terms of the Deferred Compensation Plan and participant balances, see “Nonqualified Deferred Compensation” at page 61.

CHIEF FINANCIAL OFFICER TRANSITION

On June 15, 2018, Laura Thompson, then our Executive Vice President and Chief Financial Officer, announced her upcoming retirement, effective March 31, 2019. On September 20, 2018, Darren Wells became Executive Vice President and Chief Financial Officer, succeeding Ms. Thompson in that role. Ms. Thompson will continue to serve as an Executive Vice President of the Company until her retirement.

Ms. Thompson has worked at Goodyear for 35 years across numerous roles, including previously serving as Vice President, Business Development. In light of her strong relationships with many participants in the tire industry and how important they are to us, we have asked Ms. Thompson to continue overseeing business development activities and to help transition those relationships to others at the Company. To ensure an orderly transition of her many responsibilities, we entered into a Consulting Agreement with her, pursuant to which Ms. Thompson will provide consulting services to the Company following her retirement. The Consulting Agreement’s term will run for fifteen months, from April 1, 2019 through June 30, 2020, and Ms. Thompson will be paid $250,000 per quarter for her consulting services and will be reimbursed for out-of-pocket expenses and premiums for retiree medical family coverage under the Company’s retiree medical plan.

Compensation Policies and Practices

STOCKHOLDING GUIDELINES

To better link the interests of management and our shareholders, the Compensation Committee has established stockholding guidelines for our officers. These guidelines specify a number of shares that our officers are expected to accumulate and hold based on a multiple of annual base salary of six times for the CEO, three times for Executive Vice Presidents, Presidents of our operating units and Senior Vice Presidents, and two times for elected Vice Presidents. Therefore, the stockholding requirement for Mr. Kramer is six times his annual base salary and for Mr. Wells, Mr. McClellan, Mr. Delaney and Mr. Bialosky is three times their annual base salary. All shares of Common Stock owned outright by officers (or their spouses) and held by them in the Goodyear stock fund of the Savings Plan, and 60% of the shares of restricted stock, restricted stock units, earned (but unvested) performance shares awarded to officers and share equivalent units held in our deferred compensation plan, are counted as ownership in assessing compliance with the guidelines. Unearned performance shares and unexercised stock options are not counted toward compliance with the guidelines. The stock price used in assessing compliance with the guidelines as of May 1st of each year will be the average closing stock price for the prior 60-day period.

48

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Policies and Practices

The stockholding guidelines also include stock retention provisions. If an officer has met their stockholding requirement, they are required to retain 25% of the net shares received from any vested shares of Common Stock or any exercised options for at least one year from the date of vesting or exercise and may only sell or otherwise dispose of shares to the extent they will still meet their stockholding requirement following that sale or disposition. If an officer has not met their stockholding requirement, they are required to retain all of the net shares received from any vested shares of Common Stock or any exercised options, and may not sell or otherwise dispose of shares until they have met their stockholding requirement, unless they demonstrate a need to sell shares due to a financial hardship. Net shares are the shares remaining after payment of the exercise price and/or withholding taxes.

Mr. Kramer holds shares of Common Stock worth approximately eleven times his annual base salary, well in excess of his minimum stockholding requirement. Mr. McClellan and Mr. Bialosky have also met their stockholding requirement, and Mr. Wells and Mr. Delaney are making progress towards satisfying their stockholding requirement.

PROHIBITION ON HEDGING AND PLEDGING

We have adopted, as part of our insider trading policy, prohibitions on the short sale of our Common Stock and other securities and the issuance, purchase or sale of, or trading or dealing in, puts, calls or other options or rights relating to our Common Stock and other securities. These provisions prohibit our directors, officers and employees from hedging the risk of their ownership of our Common Stock. We also prohibit our directors, officers and employees from holding our Common Stock and other securities in a margin account or otherwise pledging them as collateral for a loan.

RECOVERY OF COMPENSATION (CLAWBACK POLICY)

If the Compensation Committee determines that an officer has engaged in conduct detrimental to the Company, the Compensation Committee may take a range of actions to remedy this conduct, prevent its recurrence and impose appropriate discipline. Discipline would vary depending on the facts and circumstances, and may include (1) termination of employment, (2) cancelling or reducing any outstanding compensatory grants or awards, (3) initiating an action for breach of fiduciary duty or fraud which could include recovery of any unjustly obtained incentive compensation, and (4) requiring reimbursement of compensation or other payments in accordance with provisions of the Sarbanes-Oxley Act of 2002, our claw-back policy described below or the terms of the relevant compensation plan. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Beginning with awards made in 2012, the Compensation Committee adopted a claw-back policy that effectively contractually extends the claw-back provisions of the Sarbanes-Oxley Act of 2002 that apply to our Chief Executive Officer and Chief Financial Officer to the Presidents of each of our strategic business units and all of our Senior Vice Presidents. If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement as a result of misconduct, the claw-back policy would permit the Compensation Committee to require reimbursement of (1) any incentive compensation received from us during the one-year period following the publication of misstated financial statements and (2) any profits realized from the sale of our securities during that one-year period. We will make any necessary revisions to our claw-back policy once implementing rules pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 are adopted by the Securities and Exchange Commission and The Nasdaq Stock Market.

49

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Policies and Practices

In addition, under our equity compensation plans, the Compensation Committee may require a plan participant who engages in competition with us within 18 months after their termination of employment to return or forfeit the realized value of all awards under those plans during such period of time that the Compensation Committee determines. Our Executive Severance Plan also provides for the recovery or forfeiture of severance payments if a person receiving payments pursuant to the plan violates certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

50

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2018.

THE COMPENSATION COMMITTEE

John E. McGlade, Chairman

Laurette T. Koellner

W. Alan McCollough

Stephanie A. Streeter

51

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth information regarding the compensation of the CEO, the Chief Financial Officer of Goodyear (the “CFO”), the persons who were, at December 31, 2018, the other three most highly compensated executive officers of Goodyear, and the former CFO (collectively, the “named executive officers”) for services in all capacities to Goodyear and its subsidiaries during 2016, 2017 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Richard J. Kramer	2018	$1,300,000	$0	$5,269,243	$0	$(497,915)	$0	$141,772	$6,213,100
Chairman of the Board,	2017	1,300,000	0	2,221,806	3,194,991	1,305,598	2,678,203	145,161	10,845,759
Chief Executive Officer	2016	1,233,333	0	2,132,331	3,089,998	9,667,094	3,509,123	166,225	19,798,104
and President

Darren R. Wells[6]	2018	195,417	500,000	1,478,541	0	0	38,722	28,233	2,240,913
Executive Vice President
and Chief Financial Officer

Stephen R. McClellan	2018	663,333	0	1,125,582	0	325,835	0	48,472	2,163,222
President, Americas	2017	623,333	0	448,532	645,000	260,672	973,956	44,447	2,995,940
	2016	610,000	0	424,386	614,989	1,917,080	1,504,591	46,008	5,117,054

Christopher R. Delaney	2018	633,333	0	967,272	0	56,773	37,069	23,298	1,717,745
President,	2017	555,000	0	889,126	548,989	214,854	289,281	25,133	2,522,383
Europe, Middle East and Africa

David L. Bialosky	2018	581,500	0	853,460	0	(74,852)	223,227	25,679	1,609,014
Senior Vice President,	2017	577,667	0	339,001	487,488	193,392	635,619	25,736	2,258,903
General Counsel and	2016	565,000	0	320,859	464,999	1,799,560	629,586	25,550	3,805,554
Secretary

Laura K. Thompson[6]	2018	683,333	0	1,236,887	0	(111,102)	0	42,714	1,851,832
Former Executive Vice President	2017	650,000	0	495,463	712,490	298,192	1,350,719	40,216	3,547,080

and Chief Financial Officer	2016	621,667	0	476,135	689,989	1,722,680	1,547,999	46,801	5,105,271

1

Represents the aggregate grant date fair value as of the respective grant date for each award. The maximum amount to be awarded with respect to the equity portion of our long-term incentive awards for each of the named executive officers is shown in the Grants of Plan-Based Awards Table in the column “Estimated Future Payouts Under Equity Incentive Plan Awards — Maximum.” The assumptions made in valuing stock awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 18, “Stock Compensation Plans” included in Goodyear’s Annual Report for the year ended December 31, 2018. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2018 Grants of Performance-Based Incentives” and “— 2018 Restricted Stock Unit Grants.” See also “Grants of Plan-Based Awards” below.

2

Represents the aggregate grant date fair value as of the respective grant date for each award. The assumptions made in valuing option awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 18, “Stock Compensation Plans” included in Goodyear’s Annual Report for the year ended December 31, 2018. No stock options were granted to any of the named executive officers in 2018.

52

EXECUTIVE COMPENSATION
Summary Compensation Table

3

Represents amounts awarded under our annual and long-term incentive compensation plans. For additional information regarding annual cash incentive awards in 2018, see “Compensation Discussion and Analysis — Annual Compensation — 2018 Annual Cash Incentive Payouts.”

Amounts awarded under our long-term incentive compensation plans are, for 2018, in respect of the one-year performance period ended December 31, 2018 for the 2016-2018 awards, the 2017-2019 awards and the 2018-2020 awards. The 2017-2019 awards and the 2018-2020 awards remain subject to the named executive officer’s continued service and a three-year relative total shareholder return modifier. For additional information regarding long-term incentive awards, see “Compensation Discussion and Analysis — Long-Term Compensation — 2018 Grants of Performance-Based Incentives,” “— Performance for the 2018 Performance Period,” and “— Impact of TSR Modifier and Payout of 2016-2018 Long-Term Incentive Awards.”

The following table provides further information on the amounts payable, or earned but not yet payable, for performance periods ending on December 31, 2018:

	2018 Annual Incentive (Currently Payable)	2018 Period; 2016-2018 Long- Term Incentive (Currently Payable)	2016-2018 Impact of TSR Modifier (Currently Payable)	2018 Period; 2017-2019 Long- Term Incentive (Not Yet Payable)	2018 Period; 2018-2020 Long- Term Incentive (Not Yet Payable)
Kramer	$0	$0	$(497,915)	$0	$0
Wells	0	—	—	—	0
McClellan	0	0	(99,165)	0	0
Delaney	131,625	0	(74,852)	0	0
Bialosky	0	0	(74,852)	0	0
Thompson	0	0	(111,102)	0	0

Mr. McClellan also received a TireHub Incentive Plan award that was earned and paid out in the amount of $425,000 for the year ending December 31, 2018.

4

Represents total change in pension value for each named executive officer, which reflects both the accrual of additional benefits and changes in the assumptions used to value the benefits. The discount rate used to calculate the Supplementary Plan pension value increased from 3.68% at December 31, 2017 to 4.04% at December 31, 2018. Also, the interest rate used to determine the lump sum value of the Supplementary Plan benefit increased from 1.00% to 1.75%. These changes in assumptions accounted for a portion of the total change in pension value for each of the named executive officers. The table below allocates the total change in pension value between the actual increase in accrued benefits, including the growth in pension value due to the passage of time, and assumption changes.

	Increase in Pension Value due to Benefit Accrual	Decrease in Pension Value due to Assumption Changes	Total Change in Pension Value
Kramer	$1,004,971	$(2,060,982)	$(1,056,011)
Wells	38,722	—	38,722
McClellan	314,718	(746,436)	(431,718)
Delaney	93,912	(56,843)	37,069
Bialosky	503,816	(280,589)	223,227
Thompson	281,081	(643,402)	(362,321)

No nonqualified deferred compensation earnings are required to be reported because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable Securities and Exchange Commission rules and regulations.

5

Includes amounts for home security system installation and monitoring, personal financial planning services, annual physical exams, and the provision of up to two sets of automobile tires per year. From time to time, certain of the named executive officers may receive tickets to sporting and other events for their personal use, typically when those tickets would not otherwise be used for business purposes, which use resulted in no incremental cost to the Company. Mr. Kramer’s total also includes amounts for the personal use of company aircraft of $31,994 and the annual dues for a club membership. Mr. Wells’ total also includes amounts for the personal use of company aircraft of $15,912. Mr. McClellan’s and Ms. Thompson’s totals also include amounts for the annual dues for a club membership. Ms. Thompson’s total also includes a de minimis amount in respect of a retirement gift. The value of the total perquisites in 2018 was $54,247 for Mr. Kramer, $27,650 for Mr. Wells, $19,810 for Mr. McClellan, $9,548 for Mr. Delaney, $11,929 for Mr. Bialosky, and $14,152 for Ms. Thompson. Company contributions to qualified defined contribution plans in 2018 were $27,500 for Mr. Kramer, $583 for Mr. Wells, $27,500 for Mr. McClellan, $13,750 for Mr. Delaney, $13,750 for Mr. Bialosky, and $27,500 for Ms. Thompson. The value of dividends on shares of restricted stock that were not included in prior years’ grant date fair value for those awards were $60,025 for Mr. Kramer. Mr. McClellan and Ms. Thompson are eligible to receive retiree medical benefits at age 62; the present value of those accumulated retiree medical benefits increased by $1,162 and $1,062, respectively.

6	Mr. Wells re-joined Goodyear on September 20, 2018, succeeding Ms. Thompson as Chief Financial Officer.

53

EXECUTIVE COMPENSATION
Summary of Realized Pay Earned by Our Chief Executive Officer for 2016, 2017 and 2018

Summary of Realized Pay Earned by Our Chief Executive Officer for 2016, 2017 and 2018

Our compensation programs for Mr. Kramer and our other officers are primarily based on performance. The information shown below is intended to supplement and not be a substitute for the information in the Summary Compensation Table. The Summary Compensation Table includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by Mr. Kramer in a particular year. For example, the information required to be in the Summary Compensation Table combines pay actually received (base salary and annual cash incentive payments) with the accounting value of equity compensation granted, which may never be realized, and earned but unvested long term cash awards, which continue to be subject to forfeiture and a TSR modifier until the vesting date. The Summary Compensation Table is also required to include other compensation (contributions to qualified defined contribution plans and perquisites) and the change in pension values (based on actuarial assumptions), much of which is not realized in the periods presented.

The following table reports base salary, annual incentive earned, long term incentive to be paid out for the three-year performance cycle ending in each respective year and pre-tax compensation earned upon the exercise of stock options and the vesting of stock awards regardless of when they were granted.

Name	Year	Salary ($)[1]	Annual Incentive ($)[2]	Long Term Incentive Cash Payout ($)[3]	Stock Option Exercises ($)[4]	Long Term Incentive Equity Vesting ($)[5]	Total Realized Pay ($)
Kramer	2018	$1,300,000	$0	$1,991,300	$—	$543,722	$3,835,022
	2017	1,300,000	0	5,880,000	—	2,797,917	9,977,917
	2016	1,233,333	1,462,500	8,421,600	—	2,681,584	13,799,017

1	Mr. Kramer’s salary was targeted below market median for 2016 and 2017 and at market median for 2018.

2	Mr. Kramer’s individual targets were set at 150% of base salary for 2016 and 2017 and 160% of base salary for 2018. Mr. Kramer’s awards were 75% of target in 2016 and 0% of target in 2017 and 2018.

3

The percentage of Mr. Kramer’s long term incentive target to be paid in cash is fifty percent. This column shows the cash payout for each of the performance cycles completed in the respective year. The 2014-2016 awards were earned at 174% of target, the 2015-2017 awards were earned at 120% of target, and the 2016-2018 awards were earned at 39% of target, in each case including the impact of the TSR modifier.

4

Thirty percent of Mr. Kramer’s long term incentive target was granted in the form of restricted stock units in 2018 and stock options in 2017 and 2016. In 2018, Mr. Kramer did not exercise any stock options. At December 31, 2018, Mr. Kramer’s vested, exercisable, in-the-money stock options had a potential value of $9,313,004, based on the difference between the closing market price of our Common Stock on December 31, 2018 ($20.41) and the exercise price of such stock options.

5

The percentage of Mr. Kramer’s long term incentive target to be paid in shares of Common Stock is twenty percent. This column shows the value of the shares that vested for each of the performance cycles completed in the respective year. The 2014-2016 awards were earned at 174% of target, the 2015-2017 awards were earned at 120% of target, and the 2016-2018 awards were earned at 39% of target, in each case including the impact of the TSR modifier. The value of the shares earned in each year is based on the closing market price of our Common Stock on December 31 of that year.

54

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the named executive officers during 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kramer	2/26/2018	$2,662,500	$5,325,000	$10,650,000
Kramer	2/26/2018				35,714	71,428	142,856		$2,074,269
Kramer	2/26/2018							107,142	3,194,974
Wells	9/20/2018	550,000	1,100,000	2,200,000
Wells	9/20/2018				8,928	17,857	35,714		518,567
Wells	9/20/2018							26,785	659,982
Wells	9/20/2018							12,175	299,992
McClellan	2/26/2018	568,750	1,137,500	2,275,000
McClellan	2/26/2018				7,629	15,258	30,516		443,092
McClellan	2/26/2018							22,887	682,490
McClellan	6/16/2018	200,000	600,000	800,000
Delaney	2/26/2018	488,750	977,500	1,955,000
Delaney	2/26/2018				6,556	13,112	26,224		380,772
Delaney	2/26/2018							19,668	586,500
Bialosky	2/26/2018	431,250	862,500	1,725,000
Bialosky	2/26/2018				5,784	11,569	23,138		335,964
Bialosky	2/26/2018							17,354	517,496
Thompson	2/26/2018	625,000	1,250,000	2,500,000
Thompson	2/26/2018				8,383	16,767	33,534		486,914

Thompson	2/26/2018							25,150	749,973

1

Grants of the cash portion of our long-term incentive awards were made under the 2017 Performance Plan. For additional information regarding such awards, see “Compensation Discussion and Analysis — Long-Term Compensation — 2018 Grants of Performance-Based Incentives.” Mr. Kramer, Mr. Wells, Mr. McClellan, Mr. Bialosky and Ms. Thompson did not receive any annual cash incentive awards under the Management Incentive Plan for the year ending December 31, 2018. Mr. Delaney received an annual cash incentive award under the Management Incentive Plan for the year ending December 31, 2018 that was earned and paid out in the amount of $131,625. Mr. McClellan also received a TireHub Incentive Plan award under the Management Incentive Plan. For additional information regarding the annual cash incentive awards under the Management Incentive Plan, see “Compensation Discussion and Analysis — Annual Compensation — 2018 Annual Cash Incentive Payouts.” For additional information regarding the TireHub Incentive Plan, see “Compensation Discussion and Analysis — Long-Term Compensation — TireHub Incentive Plan.”

2

Grants of the equity portion of our long-term incentive awards were made under the 2017 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2018 Grants of Performance-Based Incentives.”

3

Grants of restricted stock units were made under the 2017 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2018 Restricted Stock Unit Grants.”

55

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)[2]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Kramer						223,122	[9]	$4,553,920	67,754	[15]	$1,382,859
	22,794			$18.12	8/4/2019
	210,590			12.74	2/23/2020
	264,833			13.91	2/22/2021
	353,218			12.94	2/27/2022
	442,211			12.98	2/28/2023
	221,105			26.44	2/24/2024
	192,744	64,249	[4]	27.16	2/23/2025
	129,614	129,614	[5]	29.90	2/22/2026
	66,121	198,365	[6]	35.26	2/27/2027

Wells						39,221	[10]	$800,501	11,904	[15]	$242,961

McClellan						25,431	[11]	$519,047	14,237	[15]	$290,577
	23,108			$13.91	2/22/2021
	5,357			9.88	10/4/2021
	45,353			12.94	2/27/2022
	66,582			12.98	2/28/2023
	35,804			26.44	2/24/2024
	41,793	13,932	[4]	27.16	2/23/2025
	25,796	25,797	[5]	29.90	2/22/2026
	13,348	40,046	[6]	35.26	2/27/2027

Delaney						44,582	[12]	$909,919	12,267	[15]	$250,369
	30,507	10,170	[7]	$28.09	8/24/2025
	19,505	19,505	[5]	29.90	2/22/2026
	8,536	25,611	[6]	35.26	2/27/2027
	3,044	9,132	[8]	32.72	10/9/2027

Bialosky						19,277	[13]	$393,444	10,784	[15]	$220,101
	56,439			$13.91	2/22/2021
	65,781			12.94	2/27/2022
	74,371			12.98	2/28/2023
	37,185			26.44	2/24/2024
	38,942	12,981	[4]	27.16	2/23/2025
	19,505	19,505	[5]	29.90	2/22/2026
	10,088	30,267	[6]	35.26	2/27/2027

Thompson[16]						27,958	[14]	$570,623	15,668	[15]	$319,784
	14,297			$12.74	2/23/2020
	16,714			13.91	2/22/2021
	18,838			12.94	2/27/2022
	22,613			12.98	2/28/2023
	16,467			22.62	12/13/2023
	25,125			26.44	2/24/2024
	29,501	9,834	[4]	27.16	2/23/2025
	28,942	28,943	[5]	29.90	2/22/2026

	14,745	44,236	[6]	35.26	2/27/2027

56

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End

1	Because the options in this column were fully vested as of December 31, 2018, the vesting schedules for these options are not reported.

2

The exercise price of each option granted under our equity compensation plans is equal to 100% of the per share fair market value of the Common Stock on the date granted (calculated as the closing market price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

3

Calculated by multiplying $20.41, the closing market price of our Common Stock on December 31, 2018, by the number of shares of restricted stock, restricted stock units or performance share units that are not vested or are unearned at December 31, 2018.

4	Vests in full on February 23, 2019.

5	Vests as to one-half of the options on each of February 22, 2019 and February 22, 2020.

6	Vests as to one-third of the options on each of February 27, 2019, February 27, 2020 and February 27, 2021.

7	Vests in full on August 24, 2019.

8	Vests as to one-third of the options on each of October 9, 2019, October 9, 2020 and October 9, 2021.

9

103,492 restricted shares (which Mr. Kramer will receive when the value of the shares is deductible by the Company for federal income tax purposes), 10,470 earned performance share units vest on December 31, 2019 (subject to a three-year relative total shareholder return modifier), and 109,160 restricted stock units vest on February 26, 2021.

10	12,256 restricted stock units vest on September 20, 2019 (subject to an additional one-year holding period through September 20, 2020), and 26,965 restricted stock units vest on September 20, 2021.

11	2,113 earned performance share units vest on December 31, 2019 (subject to a three-year relative total shareholder return modifier), and 23,318 restricted stock units vest on February 26, 2021.

12

1,834 earned performance share units vest on December 31, 2019 (subject to a three-year relative total shareholder return modifier), 6,996 restricted stock units vest on February 22, 2019, 15,714 restricted stock units vest on October 9, 2020, and 20,038 restricted stock units vest on February 26, 2021.

13	1,597 earned performance share units vest on December 31, 2019 (subject to a three-year relative total shareholder return modifier), and 17,680 restricted stock units vest on February 26, 2021.

14	2,335 earned performance share units vest on December 31, 2019 (subject to a three-year relative total shareholder return modifier), and 25,623 restricted stock units vest on February 26, 2021.

15

Unearned performance share units that will vest on December 31, 2019 or December 31, 2020, subject to the achievement of performance goals in 2019 and 2020 and a three-year relative total shareholder return modifier.

16

Upon Ms. Thompson’s retirement on March 31, 2019, she will receive all of her earned but unvested performance share units and a pro-rated number of her restricted stock units and unearned performance share units (which remain subject to the achievement of performance goals and a three-year relative total shareholder return modifier), and her unvested stock options will fully vest and be exercisable for five years from her retirement date.

During the restriction period for shares of restricted stock, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and all or a portion of the shares will be forfeited if the recipient terminates employment for reasons other than as approved by the Compensation Committee. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee free of all restrictions. During the restriction period for shares of restricted stock, the grantee shall be entitled to vote restricted shares and receive dividends. For grants made after April 2013, shares of restricted stock will be credited with notional dividends that vest and are payable in cash (without interest) at the same time and subject to the same conditions as the underlying shares of restricted stock. Restricted stock units do not have any voting rights but receive dividend equivalents that vest and are payable in shares of Common Stock at the same time and subject to the same conditions as the underlying restricted stock units. Earned and unearned, but unvested, performance share units do not have any voting rights and are not entitled to receive dividend equivalents. For additional information regarding the terms of the performance share units, see “Compensation Discussion and Analysis — Long-Term Compensation — 2018 Grants of Performance-Based Incentives.”

57

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises by, and the vesting of stock awards for, the named executive officers during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Kramer	—	$—	26,640	$543,722	[2]

Wells	—	—	—	—

McClellan	—	—	5,301	108,193	[2]

Delaney	—	—	11,391	255,896	[3]

Bialosky	—	—	4,008	81,803	[2]

Thompson	31,535	641,037	5,947	121,378	[2]

1	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

2	Represents the total value realized upon the vesting of performance share awards for 2016-2018, which were paid 100% in shares of Common Stock.

3

Represents the total value realized upon the vesting of 4,008 performance share awards for 2016-2018, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 7,383 restricted stock units.

Defined Contribution Plan Benefits

The Savings Plan is a tax-qualified defined contribution plan that permits eligible employees, including all of the named executive officers, to contribute 1% to 50% of their compensation to their Savings Plan account, subject to an annual contribution ceiling ($18,500 in 2018). Savings Plan participants who are age 50 or older and contributing at the maximum plan limits or at the annual contribution ceiling are entitled to make “catch-up” contributions annually up to a specified amount ($6,000 in 2018). Participants in the Savings Plan are eligible to receive Company matching contributions in addition to the retirement contributions described below under “Pension Benefits.” Savings Plan participants are also eligible to make after-tax contributions subject to limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are invested, at the direction of the participant, in any one or more of the fifteen available funds and/or in mutual funds under a self-directed account.

Pension Benefits

Goodyear’s Salaried Pension Plan is a defined benefit plan qualified under the Code in which U.S.-based salaried employees hired before January 1, 2005 participate, including Mr. Kramer, Mr. McClellan and Ms. Thompson. Accruals in the Salaried Plan were frozen effective December 31, 2008. The Salaried Plan was designed to provide tax-qualified pension benefits for most Goodyear salaried employees. The Salaried Plan contains formulas based on age and service.

These formulas are multiplied by five-year average compensation below and above a breakpoint ($51,000 in 2008, the year the Salaried Plan was frozen), with the result representing a lump sum benefit under the plan. Compensation is held to the

58

EXECUTIVE COMPENSATION
Pension Benefits

qualified plan limit under the Code, which was $230,000 for 2008. A portion of the benefit may be paid by employee contributions. Effective December 31, 2007, all active participants in the Salaried Plan became vested and are entitled to a benefit upon any termination of employment. Benefits are available on a five-year certain and continuous annuity basis at age 65, by converting the lump sum to an annuity. Annuity benefits payable to a participant who retires prior to age 65 are subject to a reduction for each month retirement precedes age 65. Benefits under the Salaried Plan are funded by an irrevocable tax-exempt trust.

Participation in the Salaried Plan was frozen effective December 31, 2004. Subsequent hires, including Mr. Wells, Mr. Delaney and Mr. Bialosky, participate in the retirement contributions feature of the Savings Plan. Under the Savings Plan, each participant receives an allocation each pay period equal to a percentage of compensation, with compensation held to the qualified plan limit under the Code. Effective January 1, 2009, Salaried Plan participants, including Mr. Kramer, Mr. McClellan and Ms. Thompson, also began receiving allocations under the retirement contributions feature of the Savings Plan.

Goodyear also maintains the Supplementary Plan, a non-qualified plan which provides additional retirement benefits to our officers and certain other key employees, including all of the named executive officers. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service, retire after age 55 with at least ten years of service or retire after age 65 with at least five years of service. The formula for an annuity benefit is based on a percentage determined using credited service (22% with 10 years, 38% with 20 years, 48% with 30 years and 54% with 40 years) times five-year average compensation above the breakpoint ($64,200 in 2018), with compensation inclusive of base salary and annual incentive payments. The five-year average compensation uses the highest five calendar years, not necessarily consecutive, out of the last ten years. Benefits are offset for the Salaried Plan, the retirement contributions feature of the Savings Plan, applicable non-U.S. benefits and certain prior employer benefits. Under the Supplementary Plan, benefits payable to a participant who retires prior to age 62 are subject to a reduction of 0.4% for each month retirement precedes age 62. All benefits from the Supplementary Plan will be paid in a lump sum. For participants considered to be among the top 50 wage earners of the Company, benefits cannot be distributed prior to six months after separation of service. Mr. Kramer, Mr. McClellan and Ms. Thompson are vested in their Supplementary Plan benefits.

Mr. Kramer, Mr. McClellan and Ms. Thompson are eligible for immediate commencement of the benefit from the Salaried Plan as of December 31, 2018. Mr. Wells, Mr. Delaney and Mr. Bialosky are not participants in the Salaried Plan. The chart below indicates the date at which each named executive officer is or will be eligible to receive a benefit from the Supplementary Plan.

SUPPLEMENTARY PLAN

Name	Earliest Eligibility for Benefit Commencement
Kramer	Currently eligible

Wells[1]	January 1, 2021

McClellan	Currently eligible

Delaney	September 1, 2025

Bialosky	October 1, 2019

Thompson	Currently eligible

[1]

Under the terms of the Supplementary Plan, Mr. Wells retains vesting credit for his prior eligible service at Goodyear, but did not retain any of the previously accrued benefits for that prior service.

59

EXECUTIVE COMPENSATION
Pension Benefits

We also maintain a non-qualified defined benefit Excess Benefit Plan that pays an additional pension benefit over that paid from the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. For employees hired after December 31, 2004, and for all employees as of December 31, 2008, who do not meet the eligibility requirements of the Supplementary Plan, there is a corresponding defined contribution Excess Benefit Plan that mirrors the retirement contributions feature of the Savings Plan. Like the qualified plans, effective December 31, 2008 accruals were frozen under the defined benefit Excess Benefit Plan and all affected participants began receiving defined contribution allocations under the defined contribution Excess Benefit Plan.

The Pension Benefits table below shows for the named executive officers the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year, for each defined benefit plan.

The “Present Value of Accumulated Benefit” is the lump sum value as of December 31, 2018 of the expected pension benefit payable at age 62 that was earned as of December 31, 2018. That is, the benefit reflects service and compensation only through 2018, not projected for future years. The benefit payment at age 62 is assumed to be the lump sum form. The present value is measured using the same assumptions used for financial reporting purposes (and which are set forth following the Pension Benefits Table), with the exception of the commencement age. The commencement age is assumed to be 62 because that is the age at which the Supplementary Plan benefit is payable with no reduction for early retirement. If a participant would not have 10 years of service at age 62, then the benefit is assumed to be payable at the age when 10 years of service would be attained.

Generally, a participant’s years of credited service under the Supplementary Plan are based on years of employment with Goodyear. However, in the past, credit for service prior to employment with Goodyear was infrequently granted. Mr. Kramer received 13.6 additional years of credited service following his hiring by Goodyear in respect of service with a prior employer. The benefits paid to Mr. Kramer under the Supplementary Plan will be reduced by amounts he is entitled to receive under the pension plan maintained by his prior employer. Due to this service grant, the present value of accumulated benefit in the Pension Benefits table is $5,281,472 higher for Mr. Kramer. None of the other named executive officers have received any additional years of credited service.

The Compensation Committee has adopted a policy prohibiting the grant of additional service credit in the Supplementary Plan for newly hired officers and other key employees.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)

Kramer	Supplementary Pension Plan	32.42	$19,329,333	$—
	Salaried Pension Plan	8.83	283,603	—

Wells	Supplementary Pension Plan	0.25	38,722	—

McClellan	Supplementary Pension Plan	31.00	5,829,975	—

	Salaried Pension Plan	21.00	497,644	—

Delaney	Supplementary Pension Plan	3.33	556,311	—

Bialosky	Supplementary Pension Plan	9.25	3,359,051	—

Thompson	Supplementary Pension Plan	35.17	5,313,200	—

	Salaried Pension Plan	25.17	364,627	—

1

All amounts shown are estimates as of December 31, 2018; the actual benefits to be paid to the named executive officers will be based on their credited service, compensation, and other factors at the time of their retirement.

60

EXECUTIVE COMPENSATION
Pension Benefits

The amounts set forth in the table above are based on the following assumptions:

•	the measurement date is December 31, 2018

•	the form of payment is a lump sum

•	the interest rate used to calculate the Supplementary Plan lump sum payment for benefits commencing in 2019 or later: 1.75%

•	the interest rate used to calculate the Salaried Plan lump sum payment for benefits commencing in 2019 or later: 4.30% (Mr. Kramer, Mr. McClellan and Ms. Thompson)

•

the mortality assumptions used to calculate the lump sum are those set forth in Internal Revenue Code Section 417(e) for the Salaried Plan and those set forth in UP-1984 Mortality for the Supplementary Plan

•	the discount rate used to determine the present value of the accumulated benefit is 4.04% for the Supplementary Plan and 4.30% for the Salaried Plan

•	the benefit commencement age is the later of age 62 and the age at which 10 years of service is attained (or, if older, age at the measurement date)

•	the accumulated benefit is calculated based on credited service and pay as of December 31, 2018 (for the Salaried Plan, credited service and pay as of December 31, 2008).

Nonqualified Deferred Compensation

The Goodyear Executive Deferred Compensation Plan is a non-qualified deferred compensation plan that provides named executive officers and certain other highly compensated employees the opportunity to defer their base salary and annual incentive payments. Deferred amounts may be invested in one of five investment alternatives or, with respect to annual incentive payments, Goodyear stock units. Three of these investment alternatives are funds managed by The Northern Trust Company, and currently include a money market fund, an equity index fund and a balanced fund. The average interest rate payable with respect to funds invested in the Northern Trust money market fund was 1.7% for the year ended December 31, 2018. The fourth investment vehicle is a growth fund managed by American Century Investments and the fifth investment vehicle is a bond fund managed by Western Asset Management. Investment elections among the five investment alternatives may be changed daily. Deferrals of annual incentive payments into Goodyear stock units will result in a 20% premium paid in stock units that will vest in one year. There is no guaranteed return associated with any deferred amounts, and deferred amounts are subject to the claims of creditors in the event of our bankruptcy. Distribution of deferred amounts may begin after separation of service or in a selected number of years ranging from one to 20. Payment of deferred amounts will be in a lump sum or up to 15 annual installments, as elected at the time of deferral. Redeferral of amounts originally deferred prior to January 1, 2005 is allowed only if elected one year prior to the scheduled payout. Any stock units are converted to shares of Common Stock and distributed to the participant in January of the fourth year following the end of the plan year under which the award was earned.

61

EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation

The following table sets forth certain information regarding nonqualified deferred compensation of the named executive officers.

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Kramer	—	—	$(10,029)	—	$161,567

Wells	—	—	—	—	—

McClellan	—	—	—	—	—

Delaney	—	—	—	—	—

Bialosky	—	—	—	—	—

Thompson	—	—	—	—	—

1	Represents deferral in 2018 of base salary and/or annual incentive payments in respect of performance in 2017.

2

No portion of these earnings were included in the Summary Compensation Table because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable Securities and Exchange Commission rules and regulations.

Potential Payments Upon Termination or Change-in-Control

We provide for the payment of severance and certain other benefits to our named executive officers upon certain types of terminations of employment, as described below.

EXECUTIVE SEVERANCE PLAN

The Executive Severance Plan provides severance benefits to the Company’s officers, including all of the named executive officers, as follows:

(1)

If a participant’s employment is terminated by the Company and its affiliates other than for Cause (as such term is defined below), death or disability (and other than in connection with a change-in-control, as described in paragraph (2) below), such participant will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on actual performance for the entire fiscal year in an amount not to exceed the participant’s target annual incentive; (iii) a cash severance payment equal to the sum of the participant’s base salary and target annual incentive at the time of severance multiplied by the participant’s severance multiple, which is established by the Compensation Committee and currently ranges from 1.0x to 2.0x; (iv) if the sum of the participant’s age plus years of credited service is equal to or greater than 75, vesting of the participant’s benefit under the Supplementary Plan; (v) continued health care coverage for a number of years equal to the participant’s severance multiple; and (vi) outplacement services in an amount not to exceed $25,000. Mr. Kramer’s severance multiple is 2.0x and each of the other named executive officers’ severance multiple is 1.5x.

(2)

If a participant’s employment is terminated involuntarily other than for Cause, death, disability or mandatory retirement or by the participant for Good Reason during the pendency of, and for ninety days following the cessation of, a Potential Change in Control (as such term is defined below) or within two years following a Change in Control (as such term is defined below), such participant will generally receive: (i) earned but unpaid base salary and annual incentive

62

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on the participant’s target annual incentive; (iii) a cash severance payment equal to twice the sum of the participant’s base salary and target annual incentive; (iv) if the participant has at least five years of service, vesting of the participant’s Supplementary Plan benefit; (v) continued health care coverage for up to two years; and (vi) outplacement services in an amount not to exceed $25,000 and reimbursement for certain legal fees incurred in connection with certain claims made under the Executive Severance Plan.

To be eligible to receive the benefits described above, the participant must execute a release and agree, among other things, to certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

The Executive Severance Plan has been effective since February 28, 2013 and now renews for one-year periods unless the Company provides notice, at least 90 days prior to the end of the current term, of its intent not to renew the Executive Severance Plan. The Executive Severance Plan automatically renewed for an additional one-year period ending on February 28, 2020.

As used in the Executive Severance Plan:

“Cause” means (1) the continued failure by an eligible employee to substantially perform the employee’s duties with the Company (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), (2) the engaging by the employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (3) the employee committing any felony or any crime involving fraud, breach of trust or misappropriation or (4) any breach or violation of any agreement relating to the employee’s employment with the Company where the Company, in its discretion, determines that such breach or violation materially and adversely affects the Company.

A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)

any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(2)

the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on February 28, 2013, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on February 28, 2013 or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company

63

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no person will become the beneficial owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(4)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (B) in which (or in any parent of such entity) no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

“Good Reason” means the occurrence during the pendency of, and for ninety days following the cessation of, a Potential Change in Control or within two years following a Change in Control, without the affected eligible employee’s written consent, of any of the following:

(1)

the assignment to the employee of duties that are materially inconsistent with the employee’s authority, duties or responsibilities immediately prior to a Potential Change in Control or, in the absence thereof, a Change in Control (other than pursuant to a transfer or promotion to a position of equal or enhanced responsibility or authority) or any other action by the Company which results in a material diminution in such authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the employee, provided, however, that any such material diminution that is primarily a result of the Company no longer being a publicly traded entity or becoming a subsidiary or division of another entity shall not be deemed “Good Reason” for purposes of the Executive Severance Plan, except that an employee shall have Good Reason if the Company is no longer a publicly traded entity and, immediately before the Change in Control that caused the Company no longer to be a publicly traded entity, substantially all of the employee’s duties and responsibilities related to public investors or government agencies that regulate publicly traded entities;

(2)

a change in the location of such employee’s principal place of business by more than 50 miles when compared to the employee’s principal place of business immediately before a Potential Change in Control or, in the absence thereof, a Change in Control;

64

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

(3)

a material reduction in the Employee’s annual base salary or target annual incentive opportunity from that in effect immediately before a Potential Change in Control or, in the absence thereof, a Change in Control; and

(4)

the failure by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the Executive Severance Plan in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

A “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(2)	the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(3)

any person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(4)	the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

The description above is meant only to be a summary of the provisions of the Executive Severance Plan. The Executive Severance Plan was an exhibit to a Form 8-K filed with the Securities and Exchange Commission on March 6, 2013.

QUANTIFICATION OF TERMINATION BENEFITS

The table below shows amounts that would be payable to each of the named executive officers, as of December 31, 2018, upon the termination of their employment in the circumstances indicated in each row of the table. The amounts shown are calculated on the assumption that the triggering event occurred on December 31, 2018. We have assumed that, if a named executive officer resigned or was terminated for Cause, the Compensation Committee would have exercised its discretion to cancel any outstanding awards in respect of the performance cycles ending on December 31, 2018 prior to the payment of those awards in February 2019. Other assumptions used to determine the amounts shown are described below.

Cash Severance. The amounts shown in the rows captioned “Termination Without Cause” and “Involuntary Termination Within Two Years of Change in Control” are calculated in accordance with the terms of the Executive Severance Plan. (See “Executive Severance Plan” above.) Cash severance is not payable in any other circumstance.

Annual and Long-Term Cash Incentives. The amounts shown in the table for annual and long-term cash incentives are the amounts earned for the annual or three-year performance cycles ended December 31, 2018. The amounts shown in the rows captioned “Death/Disability” and “Retirement” also include the amounts earned but not yet payable for completed performance periods under the 2017-2019 and 2018-2020 long-term cash incentive awards. The amounts shown in the row captioned

65

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

“Involuntary Termination Within Two Years of Change in Control” also include (a) the amounts earned but not yet payable for completed performance periods and (b) the unearned amounts at the target amount of the award opportunity for uncompleted performance periods under the 2017-2019 and 2018-2020 long-term cash incentive awards.

Equity. The amounts shown in the table for equity with respect to restricted stock units in the rows captioned “Death/Disability” and “Retirement” reflect pro-rata vesting, and in the row captioned “Involuntary Termination Within Two Years of Change in Control” reflect the full vesting, of the restricted stock units upon the occurrence of those events. In each case, the amounts shown are calculated based on a per share price of $20.41, the closing market price of our Common Stock on December 31, 2018.

The amounts shown in the table for equity with respect to performance share awards are the amounts earned for the three-year performance cycle ended December 31, 2018. The amounts shown in the rows captioned “Death/Disability” and “Retirement” also include the amounts earned but not yet payable for completed performance periods under the 2017-2019 and 2018-2020 performance share awards. The amounts shown in the row captioned “Involuntary Termination Within Two Years of Change in Control” also include (a) the amounts earned but not yet payable for completed performance periods and (b) the unearned amounts at the target amount of the award opportunity for uncompleted performance periods under the 2017-2019 and 2018-2020 performance share awards. In each case, the amounts shown are calculated based on a per share price of $20.41, the closing market price of our Common Stock on December 31, 2018.

Our equity compensation plans provide that unexercised stock options terminate automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, each stock option will become immediately exercisable and remain exercisable until the earlier of five years or its expiration date, (b) in the event of the death of the optionee more than six months after the grant date, each stock option will become immediately exercisable and remain exercisable until the earlier of three years after the date of death of the optionee or its expiration date, and (c) for options granted on or after June 8, 2010, in the event of the termination of the optionee’s employment by us other than for cause, each vested stock option will remain exercisable for 90 days following the date of termination of their employment. For these purposes, resignations, terminations without cause, and involuntary terminations upon a change in control are treated like a retirement if the employee is eligible for retirement as of the date of termination. Mr. Kramer, Mr. McClellan and Ms. Thompson were eligible for retirement on December 31, 2018.

Additional Retirement Benefits. The table below shows the additional retirement benefits, if any, that would be payable to the named executive officer if the named executive officer’s employment was terminated on December 31, 2018, and that named executive officer was vested in the benefit as of that date. Mr. Kramer, Mr. McClellan and Ms. Thompson are vested in their Supplementary Plan benefit. Mr. Wells, Mr. Delaney and Mr. Bialosky are not yet vested in a Supplementary Plan benefit, are not eligible to participate in the Salaried Plan or the defined benefit Excess Benefit Plan, and would instead receive substantially smaller benefits from the defined contribution Excess Benefit Plan. The Supplementary Plan and Salaried Plan amounts shown in the Pension Benefits table are the present values at December 31, 2018 of benefits that would be payable in lump sum form at the later of age 62 and the age at which 10 years of service is attained (or age at December 31, 2018, if older than 62). The amounts shown in the table below are the additional amounts that would be payable, together with the amounts shown in the Pension Benefits table, in lump sum form after termination of employment at December 31, 2018. The additional amounts are solely due to differences in the assumptions used to value the benefit as of December 31, 2018.

66

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

In the event of an “Involuntary Termination Within Two Years of Change in Control,” Mr. Bialosky’s benefits under the Supplementary Plan will become vested since he has five years of credited service. For Mr. Bialosky, the difference between the amount payable from the Supplementary Plan upon a triggering event ($3,537,530) and the value presented in the Pension Benefits table ($3,359,051) is solely due to differences in the assumptions used in the calculations.

All Other Benefits. The amounts shown for all other benefits for each scenario include the payment of accrued vacation. In addition, the amounts shown in the row captioned “Termination Without Cause” include reimbursement of COBRA payments and payments for outplacement services (capped at $25,000), and the amounts shown in the row captioned “Involuntary Termination Within Two Years of Change in Control” include reimbursement of COBRA payments, payments for outplacement services (capped at $25,000), and reimbursement for legal fees, if any (assumed to be $0 for purposes of the table below).

Name	Triggering Event	Cash Severance	Annual and Long-Term Cash Incentives	Equity	Additional Retirement Benefits	All Other Benefits	Total
Kramer	Death/Disability	$—	$2,914,300	$1,385,539	$2,322,309	$150,000	$6,772,148
	Retirement	—	2,914,300	1,385,539	2,322,309	150,000	6,772,148
	Termination Without Cause	6,760,000	2,914,300	1,385,539	2,322,309	201,774	13,583,922
	Involuntary Termination Within Two Years of Change in Control	6,760,000	10,319,300	4,368,236	2,322,309	201,774	23,971,619
Wells	Death/ Disability	—	—	250,164	—	—	250,164
	Termination Without Cause	2,100,000	—	—	—	42,882	2,142,882
	Involuntary Termination Within Two Years of Change in Control	2,800,000	930,840	1,043,484	3,934	48,842	4,827,100
McClellan	Death/Disability	—	882,668	285,497	561,886	70,615	1,800,666
	Retirement	—	882,668	285,497	561,886	70,615	1,800,666
	Termination Without Cause	2,091,000	882,668	285,497	561,886	113,708	3,934,759
	Involuntary Termination Within Two Years of Change in Control	2,788,000	2,713,268	917,819	561,886	119,740	7,100,713
Delaney	Death/Disability	—	590,077	508,752	—	50,000	1,148,829
	Termination Without Cause	1,950,000	431,425	81,803	—	104,413	2,567,641
	Involuntary Termination Within Two Years of Change in Control	2,600,000	2,064,952	1,242,125	—	114,218	6,021,295
Bialosky	Death/Disability	—	440,668	216,140	—	26,838	683,646
	Termination Without Cause	1,657,275	299,800	81,803	—	72,035	2,110,913
	Involuntary Termination Within Two Years of Change in Control	2,209,700	1,809,818	695,367	178,479	78,768	4,972,132
Thompson	Death/ Disability	—	650,668	316,492	647,244	80,769	1,695,173
	Retirement	—	650,668	316,492	647,244	80,769	1,695,173
	Termination Without Cause	2,100,000	650,668	316,492	647,244	117,998	3,832,402
	Involuntary Termination Within Two Years of Change in Control	2,800,000	2,579,768	1,011,799	647,244	122,074	7,160,885

67

EXECUTIVE COMPENSATION
Director Compensation Table

Director Compensation Table

The table below sets forth information regarding the compensation paid to our non-employee directors during 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)

Conaty	$35,718	$87,342	$708	$123,768

Firestone	145,000	187,252	1,725	333,977

Geissler	145,000	171,433	1,858	318,291

Hellman	150,000	173,369	—	323,369

Koellner	130,000	157,836	627	288,463

McCollough	185,000	187,994	—	372,994

McGlade	150,000	161,653	—	311,653

Morell	130,000	156,172	—	286,172

Palmore	145,000	163,390	1,366	309,756

Streeter	130,000	184,775	—	314,775

Weidemeyer	130,000	195,649	2,065	327,714

Wessel	130,000	192,565	—	322,565

1

Represents quarterly grants of restricted stock units, together with dividend equivalents paid during 2018, pursuant to the Outside Directors’ Equity Participation Plan. For further information regarding this plan, see the description below.

As of December 31, 2018, the following directors held the total number of restricted stock units and deferred share equivalent units indicated next to his or her name:

Name	Number of Restricted Stock Units	Number of Deferred Share Equivalent Units	Total Share Equivalents

Conaty	—	—	—

Firestone	72,090	4,082	76,172

Geissler	48,479	—	48,479

Hellman	51,869	—	51,869

Koellner	17,521	11,149	28,670

McCollough	72,090	7,084	79,174

McGlade	31,360	—	31,360

Morell	21,767	—	21,767

Palmore	34,402	—	34,402

Streeter	71,835	—	71,835

Weidemeyer	72,090	18,780	90,870

Wessel	72,090	13,381	85,471

2	Represents income associated with the Company’s provision of up to two sets of automobile tires per year to the directors.

Goodyear directors who are not officers or employees of Goodyear or any of its subsidiaries receive, as compensation for their services as a director, a combination of cash retainer and stock awards pursuant to the Outside Directors’ Equity Participation Plan (the “Directors’ Equity Plan”).

68

EXECUTIVE COMPENSATION
Director Compensation Table

The Compensation Committee reviews pay levels for non-employee directors each year with assistance from F.W. Cook, who prepares a comprehensive assessment of Goodyear’s non-employee director compensation program. That assessment includes benchmarking of director compensation against the same peer group used for executive compensation purposes, an update on recent trends in director compensation, and a review of related corporate governance best practices. Following that review, the Board of Directors, consistent with the recommendation of the Compensation Committee, did not make any changes to the outside directors’ compensation in 2018. The outside directors’ annual cash compensation was $130,000 and the grant date fair value of annual stock awards was $145,000 during 2018. The Lead Director received an additional $55,000. The chairpersons of the Audit and Compensation Committees received an additional $20,000, and the chairpersons of all other committees received an additional $15,000. Any director who attended more than 24 Board and committee meetings received $1,700 for each additional meeting attended ($1,000 if the meeting was attended by telephone). In addition, the Board may form special committees from time to time and determine the compensation of the chairperson of such committees. Travel and lodging expenses incurred in attending Board and committee meetings are paid by Goodyear. Mr. Kramer did not receive additional compensation for his service as a director.

Outside directors also participate in the Directors’ Equity Plan, which is intended to further align the interests of directors with the interests of shareholders by making part of each director’s compensation dependent on the value and appreciation over time of our Common Stock. For 2018, each eligible director received a quarterly grant of restricted stock units with a grant date fair value of $36,250, payable on the first business day of the subsequent calendar quarter based on the closing market price of our Common Stock on that date. These restricted stock units will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board. The Directors’ Equity Plan also permits each participant annually to elect to have 25%, 50%, 75% or 100% of his or her cash retainer and meeting fees deferred and converted into share equivalent units based on the closing market price of our Common Stock on the payment date. Under the Directors’ Equity Plan, the restricted stock units and share equivalent units receive dividend equivalents at the same rate as our Common Stock, which dividends will be converted into restricted stock units or share equivalent units, as the case may be, based on the closing market price of our Common Stock on the dividend payment date. Share equivalent units accrued prior to October 1, 2010 will be converted to a dollar value at the closing market price of our Common Stock on the later of the first business day of the seventh month following the month during which the participant ceased to be a director and the fifth business day of the year next following the year during which the participant ceased to be a director. Such amounts earned and vested prior to January 1, 2005, will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than ten installments beginning on the fifth business day following the conversion from share equivalent units to a dollar value. Amounts in Directors’ Equity Plan accounts that are to be paid in installments will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten-year maturity on the conversion date. Amounts earned and vested on or after January 1, 2005, will be paid out in a lump sum on the fifth business day following the conversion from share equivalent units to a dollar value. Share equivalent units accrued on or after October 1, 2010 will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board.

The stockholding guidelines for directors specify that a director must accumulate and hold a number of shares equal in value to five times the annual cash retainer. Shares owned directly and restricted stock units and share equivalent units accrued to a Directors’ Equity Plan account are counted as ownership in assessing compliance with the guidelines. The stock price to be

69

EXECUTIVE COMPENSATION
Director Compensation Table

used in assessing compliance with the guidelines as of May 1st of each year will be the average closing stock price for the prior 60-day period. All of our directors have met their stockholding requirement, other than Mr. Williams who was elected to the Board of Directors on February 26, 2019.

Risks Related To Compensation Policies And Practices

We have reviewed our compensation policies and practices for our employees and have concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on us.

Pay Ratio

For 2018, the annual total compensation of the CEO, as set forth in the Summary Compensation Table, was $6,213,100, and the median of the annual total compensation of all employees, other than the CEO, was $45,459, resulting in a ratio of 137:1 (the “pay ratio”).

In determining the median employee, we collected information regarding taxable wages for all employees, defined consistently with applicable SEC regulations, of the Company and its consolidated subsidiaries as of October 1, 2017 for the period beginning January 1, 2017 and ending September 30, 2017. Taxable wages generally included an employee’s actual income, including wages, overtime, bonuses and other cash incentives, that are subject to taxation in the applicable jurisdiction. We converted earnings paid in local currencies to U.S. dollars by applying the average exchange rate used for the preparation of our financial statements for the period from January 1, 2017 to September 30, 2017.

For 2018, we used the same median employee that was identified in 2017 since there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure.

We did not utilize the “de minimis” exception, statistical sampling or other similar methods, or any cost-of-living adjustment, as permitted by applicable SEC regulations, in calculating the pay ratio.

70

BENEFICIAL OWNERSHIP OF COMMON STOCK

The persons identified in the table below have reported that they beneficially owned more than 5% of the outstanding shares of the Common Stock as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding Beneficially Owned
BlackRock, Inc.
55 East 52nd Street New York, New York 10055	16,690,814	[1]	7.2%
The Vanguard Group, Inc.

100 Vanguard Blvd. Malvern, Pennsylvania 19355	24,738,207	[2]	10.7%

1

At December 31, 2018, sole voting power in respect of 14,690,506 shares and sole dispositive power in respect of 16,690,814 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2019.

2

At December 31, 2018, sole voting power in respect of 269,500 shares, shared voting power in respect of 45,866 shares, sole dispositive power in respect of 24,419,223 shares and shared dispositive power in respect of 318,984 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2019.

In addition, The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, has indicated that at the record date it held 3,137,808 shares, or approximately 1.4% of the outstanding shares, of Common Stock as the trustee of various employee savings plans sponsored by Goodyear.

71

BENEFICIAL OWNERSHIP OF COMMON STOCK

On February 12, 2019, each director and nominee, each named executive officer, and all directors and executive officers as a group, beneficially owned the number of shares of Common Stock set forth in the table below.

	Beneficial Ownership at February 12, 2019[1]
Name	Shares of Common Stock Owned Directly[2]		Shares of Common Stock Held in Savings Plan[3]	Shares of Common Stock Subject to Exercisable Options[4]	Deferred Share Equivalent Units and Restricted Stock Units		Percent of Class

James A. Firestone	-0-		-0-	-0-	77,925	[6]	*

Werner Geissler	15,000		-0-	-0-	50,233	[6]	*

Peter S. Hellman	-0-		-0-	-0-	53,622	[6]	*

Laurette T. Koellner	-0-		-0-	-0-	31,209	[6]	*

W. Alan McCollough	-0-		-0-	-0-	80,927	[6]	*

John E. McGlade	-0-		-0-	-0-	33,113	[6]	*

Michael J. Morell	2,800		-0-	-0-	23,520	[6]	*

Roderick A. Palmore	-0-		-0-	-0-	36,155	[6]	*

Stephanie A. Streeter	-0-		-0-	-0-	73,589	[6]	*

Thomas H. Weidemeyer	1,000		-0-	-0-	92,623	[6]	*

Michael R. Wessel	-0-		-0-	-0-	87,224	[6]	*

Thomas L. Williams[9]	-0-		-0-	-0-	-0-		*

Richard J. Kramer	455,067	[5]	232	2,098,408	109,645	[7,8]	1.1%

Darren R. Wells[10]	-0-		-0-	-0-	39,221	[8]	*

Christopher R. Delaney	13,608		-0-	79,881	42,748	[8]	*

Stephen R. McClellan	88,355		1,277	297,320	23,318	[8]	*

David L. Bialosky	93,412		-0-	335,133	17,680	[8]	*

Laura K. Thompson	78,996		-0-	226,292	25,623	[8]	*

All directors, the named executive officers and all other executive officers as a group (24 persons)	757,428		5,165	3,061,141	973,812		1.6%

*	Less than 1%

1

The number of shares indicated as beneficially owned by each of the directors and named executive officers, and by all directors and executive officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

2	Unless otherwise indicated in a subsequent note, each person named and each member of the group has voting and investment power with respect to the shares of Common Stock shown.

3	Shares held in trust under Goodyear’s Employee Savings Plan for Salaried Employees.

4	Shares that may be acquired upon the exercise of options which are exercisable on or prior to April 13, 2019.

5	Includes 103,492 shares acquired under Restricted Stock Purchase Agreements.

6

Deferred share equivalent units and restricted stock units, each equivalent to a share of Common Stock, accrued to accounts of the director under Goodyear’s Outside Directors’ Equity Participation Plan. Deferred share equivalent units are payable in cash, and restricted stock units are payable in Common Stock, following retirement from the Board of Directors. See “Director Compensation Table” at page 68.

7

Includes 485 units, each equivalent to a share of Common Stock, deferred pursuant to performance awards earned, and payable in cash, shares of Common Stock, or any combination thereof, at the election of the executive officer.

8	Restricted stock units, each equivalent to a share of Common Stock, that vest and convert into shares of Common Stock following a specified service period.

9	Mr. Williams was elected to the Board of Directors on February 26, 2019.

10	Mr. Wells re-joined Goodyear on September 20, 2018.

72

PMT Insert

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports of holdings and transactions in our equity securities with the Securities and Exchange Commission. As a practical matter, we assist our directors and officers by completing and filing these reports electronically on their behalf. We believe that our directors and officers timely complied with all such filing requirements during 2018, except that an amended Form 3 was filed on May 18, 2018 to amend a Form 3 dated September 18, 2017 for Ryan Patterson, President, Asia Pacific, in order to report the direct ownership of 1,690 shares of Common Stock that were inadvertently omitted from the original Form 3 filing.

RELATED PERSON TRANSACTIONS

During 2018, Goodyear and its subsidiaries, in the ordinary course of their business and at competitive prices and terms, made sales to or purchases from, or engaged in other transactions with, corporations of which certain Goodyear non-management directors are directors and/or executive officers. Goodyear does not consider the transactions to be material to its business and believes such transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under the “Board of Directors and Executive Officers Conflict of Interest Policy,” directors and executive officers are expected to promptly disclose potential conflicts of interest to Goodyear’s General Counsel, who may consult with the Chairman of the Governance Committee on matters of interpretation of the policy. Any waivers of the policy are required to be approved by the Board of Directors, and any such waivers will be promptly disclosed to shareholders.

73

PMT Insert

PRINCIPAL ACCOUNTANT FEES

AND SERVICES

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as Goodyear’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table presents fees and expenses for services rendered by PwC for fiscal 2018 and 2017.

(IN THOUSANDS)

	2018	2017

Audit Fees and Expenses[1]	$11,196	$11,309

Audit-Related Fees and Expenses[2]	286	201

Tax Fees and Expenses[3]	838	1,106

All Other Fees and Expenses[4]	119	764

Total	$12,439	$13,380

1

Audit fees and expenses represent fees and expenses for professional services provided in connection with the audit of our financial statements and the effectiveness of internal control over financial reporting, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

2	Audit-related fees and expenses consist primarily of accounting consultations and other related services.

3	Tax fees and expenses consist primarily of assistance in the preparation of international tax returns and consultations on various tax matters worldwide.

4	All other fees and expenses principally include fees related to advisory services.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of audit, audit-related, tax and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. Under the policy, the Audit Committee delegates pre-approval authority to the Chairman of the Committee. The Chairman is to report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

74

PMT Insert

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of Goodyear’s financial information and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), Goodyear’s independent registered public accounting firm, is responsible for conducting independent audits of Goodyear’s financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and PwC.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of Goodyear’s internal control over financial reporting with management and PwC. The Audit Committee also has discussed with PwC the matters required to be discussed under PCAOB standards. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence from Goodyear.

Based on the review and discussions with management and PwC referred to above, the Audit Committee has recommended to the Board of Directors that Goodyear include the audited consolidated financial statements of Goodyear and subsidiaries for the year ended December 31, 2018 in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its 2018 Annual Report to Shareholders.

THE AUDIT COMMITTEE

Peter S. Hellman, Chairman

James A. Firestone

Werner Geissler

Michael J. Morell

Thomas H. Weidemeyer

75

PMT Insert

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has the ultimate authority and responsibility to directly appoint, retain, compensate, oversee, evaluate, and, where appropriate, terminate the independent accountants. The Audit Committee has appointed PwC as the independent registered public accounting firm to audit Goodyear’s consolidated financial statements as of and for the fiscal year ending December 31, 2019 and its internal control over financial reporting as of December 31, 2019. During fiscal year 2018, PwC served as Goodyear’s independent registered public accounting firm and also provided audit-related, tax and other services. See “Principal Accountant Fees and Services” above.

PwC and its predecessor firms have been our independent auditors since 1898. The Audit Committee believes that our long-term engagement of PwC has several benefits:

•	Improved audit quality due to PwC’s in-depth understanding of our global business, accounting policies, practices and systems, and internal controls.

•	Improved audit efficiency and effectiveness due to PwC’s familiarity with the Company, which also results in a lower fee structure.

•	Elimination of time and expense inherent in on-boarding a new independent auditor.

The Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm. In accordance with SEC rules and PwC’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. We select the Company’s lead audit partner pursuant to this rotation policy following meetings between the Chairman of the Audit Committee and candidates for that role, as well as discussion by the full Committee and with management.

The members of the Audit Committee believe that the continued retention of PwC to serve as Goodyear’s independent registered public accounting firm is in the best interests of Goodyear and its shareholders. As a result, the following resolution will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2019 is hereby ratified.”

76

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of PwC requires the affirmative vote of a majority of our outstanding Common Stock. In the event the appointment of PwC is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for 2020.

Your Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019 (Proposal 3).

77

PMT Insert

PROPOSAL 4 – SHAREHOLDER PROPOSAL

The proposal set forth below has been submitted by Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of no fewer than 200 shares of Goodyear’s Common Stock.

Proposal 4 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company changing course and naming an independent board chairman. Caterpillar had opposed a shareholder proposal for an independent board chairman at its annual meeting. Wells Fargo also changed course and named an independent board chairman.

In the year leading up to the submittal of this proposal our stock fell from $33 to $21. This stock price decline was in spite of an authorized increase of $1 Billion for the share repurchase plan which is supposed to increase the price of the stock.

Plus stock buybacks are a sign of short-termism for executives — sometimes boosting share price without boosting the underlying value, profitability, or ingenuity of the firm. A related issue is that buybacks draw money away from investment. A dollar spent repurchasing a share is a dollar that cannot be spent on new machinery, an acquisition, entry into a new market, or anything else. Adoption of this proposal will cost Goodyear virtually nothing — yet it can improve board oversight of company performance.

Meanwhile there are new challenges that face our company that need to be well managed and prevented from reoccurring:

Product Concerns — National Highway Traffic Safety Administration Investigation into Safety Defects in G159 Tires; 95 Injuries Reported

April 2018

Workplace Safety Concerns — Multiple Asbestos-Related Lawsuits

February 2018

Additionally our Chairman/CEO received the highest 2018 negative votes of any director.

Please vote yes:

Independent Board Chairman – Proposal 4

78

SHAREHOLDER PROPOSAL
Proposal 4 – Independent Board Chairman

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board opposes this proposal because, among other things:

(1)	The Board has in place strong independent leadership in the form of an independent Lead Director role with clearly-delineated and comprehensive oversight responsibilities;

(2)	It would deprive the Board of the flexibility to determine the most effective Board leadership structure at any particular point in time; and

(3)	Independent shareholders have substantial shareholder rights flowing from the strong governance practices adopted by the Company.

The Company’s Corporate Governance Guidelines specifically provide that the independent directors of the Board must elect an independent Lead Director annually. W. Alan McCollough currently serves as our independent Lead Director. The Board believes that Mr. McCollough’s skills, experience, commitment and the time he devotes to his role make him well-qualified to serve as our independent Lead Director.

In 2013, the Board revised the Company’s Corporate Governance Guidelines to further strengthen the role of our independent Lead Director. Among other duties, the Corporate Governance Guidelines specify that the independent Lead Director shall:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serve as liaison between the Chairman and the independent directors;

•	Approve all information sent to the Board, including meeting agendas, and advise the Chairman on such matters, and may specifically request the inclusion of information;

•	Approve the schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items and advise the Chairman on the same;

•	Call meetings or executive sessions of the independent directors;

•	Interview, along with the Chairman of the Governance Committee, Board candidates and make recommendations to the Governance Committee and the Board; and

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication in appropriate circumstances.

The designation of an independent Lead Director by the independent directors of the Board demonstrates the Board’s continuing commitment to strong corporate governance, Board independence and the important role of the independent Lead Director.

The independent directors have ample opportunity to, and regularly do, assess the performance of the CEO and provide meaningful direction to him. The Board has strong, independent oversight of management:

•	85% of the Company’s directors are independent;

•	All members of the Audit, Compensation and Governance Committees are independent directors;

79

SHAREHOLDER PROPOSAL
Proposal 4 – Independent Board Chairman

•	Committee Chairs, all of whom are independent, approve agendas for their committee meetings;

•

Board and Committee agendas are prepared based on discussions with all directors and recommendations from management, and all directors are encouraged to request agenda items, additional information and/or modifications to schedules as they deem appropriate; and

•	The Board holds executive sessions of the independent directors at each Board meeting.

Further, the Board of Directors has adopted many leading governance practices that provide accountability to our shareholders:

•	Annually elected directors;

•	Majority voting in the election of directors with a resignation policy;

•	Proxy access rights; and

•	Shareholder right to call special meetings.

The Board believes that the Company’s balanced and flexible corporate governance structure, including an independent Lead Director with clearly-delineated and comprehensive duties, makes it unnecessary and ill-advised to have an absolute requirement that the Chairman be an independent director. The Board believes that adopting such a rule would only limit the Board’s ability to select the director it believes is best suited to serve as Chairman of the Board, in light of all the facts and circumstances known to the Board, and is not in the best interests of the Company and its shareholders. Goodyear has a strong history of listening and responding to shareholder feedback, as recently demonstrated by our independent Lead Director’s engagement with several of our largest shareholders during 2018. In these conversations, many investors expressed support for Goodyear’s current Board leadership structure and noted that they were pleased to interact directly with our independent Lead Director. The Board has also considered as part of its recommendation that 74% and 77% of investors voted against this same proposal by the same shareholder when it was presented in 2014 and 2017, respectively. The Board’s approach is consistent with that of most large, publicly traded companies in the United States. According to Shearman & Sterling’s 2018 Corporate Governance & Executive Compensation Survey of the 100 largest U.S. public companies, only 19% have an independent board chairman. The Board periodically reviews the Board leadership structure and the roles of the Chairman and independent Lead Director, taking into consideration the views expressed by our shareholders. The Board believes it is important, especially in our changing and challenging environment, to retain the flexibility to separate or combine the offices of CEO and Chairman.

Currently, the Board believes that having Mr. Kramer serve as Chairman best positions the Company to compete successfully and advance shareholder interests. His extensive knowledge of the Company and the tire industry, gained through 19 years of experience in positions of increasing authority including Chief Financial Officer and President, North America, is valuable to the Board in his role as Chairman.

Mr. Kramer’s leadership at the management and Board levels is instrumental to Goodyear’s ability to adapt to the evolving competitive landscape. Under his leadership as Chairman and CEO, the Company is focused on capturing value through developing tires for emerging vehicle types, developing technology for future transportation solutions (e.g., autonomous vehicles), building service offerings for commercial truck fleets, making the tire buying process easier for consumers, and

80

SHAREHOLDER PROPOSAL
Proposal 4 – Independent Board Chairman

strengthening the Company’s competitive position. For example, in 2018, the Company formed TireHub, a joint venture that combined Goodyear’s company-owned wholesale distribution business with Bridgestone’s tire wholesale warehouse business to enhance its distribution footprint. In addition, the Company is disrupting traditional tire retail models with its direct-to-consumer eCommerce platform — the first by a major tire manufacturer — and Roll by Goodyear retail stores at lifestyle centers. The Company is also piloting new manufacturing technology to more efficiently make the higher value tires of the future while building relationships with both existing and emerging automotive companies.

Approval of this proposal requires the affirmative vote of a majority of our outstanding Common Stock.

Your Board of Directors unanimously recommends that shareholders vote AGAINST approval of this shareholder proposal (Proposal 4).

81

PMT Insert

GENERAL INFORMATION

Goodyear’s executive offices are located at:

200 Innovation Way

Akron, Ohio 44316-0001

Our telephone number is: 330-796-2121

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Goodyear to be voted at the Annual Meeting, and at any adjournments thereof, for the purposes set forth in the accompanying notice.

Our Annual Report to Shareholders for the year ended December 31, 2018 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date on which this Proxy Statement and the related materials are first being sent to shareholders is March 8, 2019.

Shares Voting

Holders of Common Stock at the close of business on the record date are entitled to notice of, and to vote the shares of Common Stock they hold on the record date at, the Annual Meeting. As of the close of business on the record date, there were 232,264,013 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Vote Required

In accordance with Goodyear’s Articles of Incorporation, a director nominee must receive, in an uncontested election of directors, a greater number of votes cast “for” his or her election than “against” his or her election. You may not vote cumulatively in the election of directors.

Under Ohio law, an incumbent director who is not re-elected will continue in office as a “holdover” director until his or her successor is elected by a subsequent shareholder vote, or his or her earlier resignation, removal from office or death. In order to address “holdover” terms for any incumbent directors who fail to be re-elected under our majority vote standard, our Corporate Governance Guidelines provide that if a director nominee does not receive a majority affirmative vote, he or she will promptly offer his or her resignation as a director to the Board of Directors. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation. The Board’s explanation of its decision shall be promptly disclosed in a filing with the Securities and Exchange Commission.

82

GENERAL INFORMATION
Vote Required

The affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for a management or shareholder proposal, other than an advisory vote, to be adopted at the Annual Meeting. When considering the results of advisory votes, the Board of Directors intends to consider only those votes actually cast at the Annual Meeting.

Abstentions and “broker non-votes,” which occur when your broker does not have discretionary voting authority on a matter and you do not provide voting instructions, have the same effect as votes against any proposal voted upon by shareholders but have no effect on the election of directors or advisory votes.

VOTE REQUIREMENTS

Quorum To conduct business, at least a majority of shares entitled to vote must be represented, either in person or by proxy.

Voting for Proposals

PROPOSAL 2 — Advisory Vote on Executive Compensation

Majority of votes actually cast at the meeting

PROPOSAL 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

Majority of our outstanding Common Stock

PROPOSAL 4 — Shareholder Proposal

Majority of our outstanding Common Stock

Voting for Director Nominees To serve on the Board, a greater number of votes must be cast for the nominee’s election than against.

Adjourned Meeting

The holders of a majority of shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting. If the time and place of the adjourned meeting is announced at the time adjournment is taken, no other notice need be given.

Voting Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote only on matters deemed to be routine, such as the ratification of the selection of an accounting firm (Proposal 3). The election of directors (Proposal 1), the executive compensation advisory vote (Proposal 2) and the shareholder proposal (Proposal 4) are not considered to be routine matters, and your broker will not have discretion to vote on those matters unless you specifically instruct your broker to do so by returning your signed voting instruction card. If you do not provide voting instructions to your broker, your shares will not be voted for any director nominee or on any matter on which your broker does not have discretionary authority (resulting in a broker non-vote).

83

GENERAL INFORMATION
Savings Plan Shares

Savings Plan Shares

A separate “Confidential Voting Instructions” card is being sent to each employee or former employee participating in the Goodyear Common Stock fund of certain employee savings plans. Shares of Common Stock held in the trusts for these plans will be voted by the trustee as instructed by the plan participants who participate in the Goodyear Common Stock fund. Shares held in the trusts for which voting instructions are not received will be voted by the trustee in the same proportion as it votes shares for which voting instructions were received from participants in the Goodyear Common Stock fund of the applicable trust.

Voting of Proxy

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 8, 2019:

The Proxy Statement, Proxy Card and Annual Report to Shareholders for the year ended December 31, 2018 are available at www.proxyvote.com.

David L. Bialosky, Darren R. Wells and Daniel T. Young have been designated as proxies to vote shares of Common Stock in accordance with your instructions. You may give your instructions using the accompanying proxy card, via the internet or by telephone.

You may vote your shares using the internet by accessing the following web site: http://www.proxyvote.com or by making a toll-free telephone call within the United States of America or Canada using a touch-tone telephone to the toll-free number provided on your proxy card, or if you hold your shares in “street name,” on the voting instruction card provided by your broker or nominee.

Your shares will be voted for the thirteen nominees identified at pages 13 through 19, unless your instructions are to vote against any one or more of the nominees.

Your Board of Directors anticipates that all of the nominees named will be available for election. In the event an unexpected vacancy occurs, your proxy may be voted for the election of a new nominee designated by the Board of Directors.

Proxies received and not revoked prior to the Annual Meeting will be voted in favor of Proposals 2 and 3, and against Proposal 4, unless your instructions are otherwise.

Revocability of Proxy

You may revoke or revise your proxy (whether given by mail, via the internet or by telephone) by the delivery of a later proxy or by giving notice to Goodyear in writing or in open meeting. Your proxy revocation or revision will not affect any vote already taken. If you hold your shares in “street name” please refer to the information forwarded by your broker, bank or nominee who is considered the shareholder of record for procedures on revoking or changing your voting instructions.

84

GENERAL INFORMATION
Confidentiality

Confidentiality

Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for Goodyear to assert or defend claims, (c) in the case of a contested election of director(s), or (d) at your express request.

Shareholders Sharing The Same Address

Goodyear has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Goodyear is delivering only one copy of the Annual Report and Proxy Statement to multiple shareholders who share the same address and have the same last name, unless Goodyear has received contrary instructions from an affected shareholder. This procedure reduces Goodyear’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Goodyear will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write or call Goodyear’s Investor Relations Department at The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001, Attention: Investor Relations, telephone (330) 796-3751. You may also access Goodyear’s Annual Report and Proxy Statement on the Investor Relations section of Goodyear’s website at www.goodyear.com or at www.proxyvote.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Broadridge Financial Solutions, either by calling toll free at (866) 540-7095 or by writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of Goodyear’s Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact Goodyear’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Form 10-K

Goodyear will mail without charge, upon written request, a copy of Goodyear’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the Consolidated Financial Statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.goodyear.com.

85

GENERAL INFORMATION
Costs of Solicitation

Costs of Solicitation

The costs of soliciting proxies will be borne by Goodyear. Goodyear has retained D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist in distributing proxy materials and soliciting proxies for an estimated fee of $14,500, plus reimbursement of reasonable out-of-pocket expenses. D.F. King & Co. may solicit proxies from shareholders by mail, telephone or the internet. In addition, officers or other employees of Goodyear may, without additional compensation, solicit proxies in person or by telephone or the internet.

Submission of Shareholder Proposals and Nominations

If a shareholder desires to have a proposal included in the proxy materials of the Board of Directors for the 2020 Annual Meeting of Shareholders, such proposal shall conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and must be received by Goodyear prior to the close of business on November 8, 2019. If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a candidate for election as a director included in the proxy materials of the Board of Directors (a “proxy access nominee”) for the 2020 Annual Meeting of Shareholders, such nomination shall conform to the applicable requirements set forth in Article II, Section 2A of the Company’s Code of Regulations and any applicable regulations of the Securities and Exchange Commission concerning the submission and content of proxy access nominations, and must be submitted to the Secretary at the principal executive offices of the Company not earlier than October 10, 2019 and not later than the close of business on November 8, 2019. In addition, if a shareholder intends to present a proposal or other business (not including a proposal submitted for inclusion in our proxy materials pursuant to Rule 14a-8) or to nominate a candidate for election as a director (not including a proxy access nominee) at the 2020 Annual Meeting of Shareholders, the shareholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than December 10, 2019 and not later than the close of business on January 9, 2020. If notice of a proposal or a director nomination is not received by the Company in accordance with the dates specified pursuant to Rule 14a-8 or in the Code of Regulations, as the case may be, then the proposal or director nomination will be deemed untimely and we will have the right to exclude the proposal or director nomination from consideration at the meeting and/or to exercise discretionary voting authority and vote proxies returned to us with respect to such proposal or director nomination. Shareholder proposals or director nominations should be sent to the executive offices of Goodyear, 200 Innovation Way, Akron, Ohio 44316-0001, Attention: Office of the Secretary.

For a proposal or director nomination to be properly presented at an annual meeting of shareholders, a shareholder must comply with the deadlines described in the preceding paragraph, as well as all of the other requirements of the Code of Regulations. Goodyear reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

86

GENERAL INFORMATION
Other Business

Other Business

Your Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.

After the conclusion of the matters described above, shareholders will have an opportunity to ask appropriate questions regarding Goodyear and its operations.

If any other matters properly come before the Annual Meeting, your proxy will be voted by Mr. Bialosky, Mr. Wells or Mr. Young in such manner as they, in their discretion, deem appropriate.

March 8, 2019

By Order of the Board of Directors

DAVID L. BIALOSKY

Secretary

87

PMT Insert

EXHIBIT A

Use of Non-GAAP Financial Measures

RECONCILIATION FOR SEGMENT OPERATING INCOME(a)

	Twelve Months Ended December 31,
($ in millions)	2018	2017	2016

Total Segment Operating Income	$1,274	$1,556	$1,996

Rationalizations	(44)	(135)	(210)

Interest Expense	(321)	(335)	(372)

Other Income (Expense)	174	(70)	(25)

Asset Write-offs & Accelerated Depreciation	(4)	(40)	(20)

Corporate Incentive Compensation Plans	(13)	(33)	(76)

Intercompany Profit Elimination	(4)	(2)	(2)

Retained Expenses of Divested Operations	(9)	(13)	(18)

Other	(42)	(50)	(66)

Income Before Income Taxes	$1,011	$878	$1,207

United States and Foreign Tax Expense (Benefit)	303	513	(77)

Less: Minority Shareholders Net Income	15	19	20

Goodyear Net Income	$693	$346	$1,264

(a)	2016 and 2017 have been restated in alignment with the new pension accounting standard adopted in 2018.

88

In 2018, The Goodyear Tire & Rubber Company launched innovative business models in distribution and retail with the goal of making Goodyear tires easier for our customers to sell and easier for consumers to buy, own and recommend. We also continued developing important business relationships to help shape the future of mobility. These initiatives illustrate how Goodyear is executing the How Well Win elements of its Strategy Roadmap. During 2018, we formed TireHub , a new national wholesale tire distributor in the U.S. Complemented by our network of aligned regional distributors and designed to provide best-in-class service, TireHub enhances our ability to capture the full value of the Goodyear brand by selling the full depth and breadth of our product portfolio. This launch increases our Operational Excellence by enhancing our ability to deliver the right tire to the right place, at the right time, for the right cost. A new retail format called Roll by Goodyear was piloted in two U.S. markets. Located in high-traffic life-style centers and business districts, Roll offers consumers an option to shop for tires on their terms and select the installation option that best fits their busy schedules. Roll is an example of Sales & Marketing Excellence, as it builds the value of the Goodyear brand and makes it easier for consumers to choose and recommend our products and services. Goodyears commitment to Innovation Excellence comes to life in its work on autonomous vehicles. We teamed with Arizona-based Local Motors to conduct tire testing with Olli , an eight-passenger autonomous shuttle, on which Goodyear earned the exclusive fitment. The test work allows Goodyear to study the operation and maintenance of autonomous vehicles, including future tire technology options. For more information about Goodyear, visit our website at www.goodyear.com. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.

THE GOODYEAR TIRE & RUBBER COMPANY 200 Innovation Way Akron, Ohio 44316

Goodyear is one of the world’s leading tire companies, with operations in most regions of the world. Together with its U.S. and international subsidiaries, Goodyear develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets rubber-related chemicals for various applications. Goodyear is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, it operates approximately 1,000 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. Goodyear manufactures its products in 47 facilities in 21 countries. It has marketing operations in almost every country around the world. It employs approximately 64,000 people around the world.

C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43078 PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 7, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 7, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone,

please do not mail your card.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E61963-P16942 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY
The Board of Directors recommends that you vote FOR the election of all Nominees.
ITEM 1. Election of Directors NOMINEES:	For	Against	Abstain
1a) James A. Firestone	☐	☐	☐		For	Against	Abstain
1b) Werner Geissler	☐	☐	☐	1j) Stephanie A. Streeter	☐	☐	☐
1c) Peter S. Hellman	☐	☐	☐	1k) Thomas H. Weidemeyer	☐	☐	☐
1d) Laurette T. Koellner	☐	☐	☐	1l) Michael R. Wessel	☐	☐	☐
1e) Richard J. Kramer	☐	☐	☐	1m) Thomas L. Williams	☐	☐	☐
1f) W. Alan McCollough	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposals.

1g) John E. McGlade	☐	☐	☐	ITEM 2. Advisory vote to approve executive compensation.	☐	☐	☐

1h) Michael J. Morell	☐	☐	☐	ITEM 3. Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐
1i) Roderick A. Palmore	☐	☐	☐	The Board of Directors recommends that you vote AGANIST the following proposal.
Please indicate if you plan to attend this meeting.	☐	☐		ITEM 4. Shareholder Proposal re: Independent Board Chairman.	☐	☐	☐
	Yes	No

Please sign name exactly as it appears above. Each joint owner should sign. Please indicate title if you are signing as executor, administrator, trustee, custodian, guardian or corporate officer.

The undersigned hereby acknowledges receipt of the Notice of 2019 Annual Meeting of Shareholders and Proxy Statement.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

ANNUAL MEETING OF SHAREHOLDERS

THE GOODYEAR TIRE & RUBBER COMPANY

APRIL 8, 2019

4:30 P.M.

HILTON AKRON/FAIRLAWN

3180 WEST MARKET STREET

AKRON, OHIO

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2019 Notice and Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E61964-P16942

THE GOODYEAR TIRE & RUBBER COMPANY
PROXY FOR 2019 ANNUAL MEETING OF SHAREHOLDERS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a holder (or designated proxy) of shares of the Common Stock of The Goodyear Tire & Rubber Company, hereby appoints David L. Bialosky, Darren R. Wells and Daniel T. Young and each or any of them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at the Hilton Akron/Fairlawn in Akron, Ohio, on Monday, April 8, 2019, at 4:30 P.M., Akron time, and at any and all adjournments thereof; with the power to vote said shares for the election of thirteen Directors of the Company, upon the other matters listed on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.

If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors, FOR Items 2 and 3, and AGAINST Item 4.

If you plan to attend the 2019 ANNUAL MEETING, please mark the box indicated on the reverse side.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43078 PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 3, 2019. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 3, 2019. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone,

please do not mail your card.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E61965-P16942 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY
The Board of Directors recommends that you vote FOR the election of all Nominees.
ITEM 1. Election of Directors NOMINEES:	For	Against	Abstain
1a) James A. Firestone	☐	☐	☐		For	Against	Abstain
1b) Werner Geissler	☐	☐	☐	1j) Stephanie A. Streeter	☐	☐	☐
1c) Peter S. Hellman	☐	☐	☐	1k) Thomas H. Weidemeyer	☐	☐	☐
1d) Laurette T. Koellner	☐	☐	☐	1l) Michael R. Wessel	☐	☐	☐
1e) Richard J. Kramer	☐	☐	☐	1m) Thomas L. Williams	☐	☐	☐

1f) W. Alan McCollough	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposals.

1g) John E. McGlade	☐	☐	☐	ITEM 2. Advisory vote to approve executive compensation.	☐	☐	☐
1h) Michael J. Morell	☐	☐	☐	ITEM 3. Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

1i) Roderick A. Palmore	☐	☐	☐	The Board of Directors recommends that you vote AGAINST the following proposal.
Please indicate if you plan to attend this meeting.	☐	☐		ITEM 4. Shareholder Proposal re: Independent Board Chairman.	☐	☐	☐
	Yes	No

Authorization: I acknowledge receipt of the Notice of 2019 Annual Meeting of Shareholders and Proxy Statement. I hereby instruct the trustee to vote by proxy, in the form solicited by the Board of Directors, the number of full shares in this Plan account(s) as specified above, or, if not specified above, as recommended by the Board of Directors.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS

THE GOODYEAR TIRE & RUBBER COMPANY

APRIL 8, 2019

4:30 P.M.

HILTON AKRON/FAIRLAWN

3180 WEST MARKET STREET

AKRON, OHIO

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2019 Notice and Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E61966-P16942

CONFIDENTIAL VOTING INSTRUCTIONS 2019 ANNUAL MEETING OF SHAREHOLDERS FOR EMPLOYEE SAVINGS AND OTHER PLANS Solicited on Behalf of the Board of Directors April 8, 2019

The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Monday, April 8, 2019, are delivered herewith.

Under each employee savings or similar plan in which you participate, you have the right to give written instructions to the trustee for such plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such plan on February 12, 2019.

As a participant in and a named fiduciary (i.e., the responsible party identified in the voting section of each Plan Document) under an employee savings plan or other similar plan, you have the right to direct The Northern Trust Company, as trustee, how to vote the shares of Common Stock of The Goodyear Tire & Rubber Company allocated to this account under such plan as well as a portion of any shares for which no timely voting instructions are received from other participants. Each savings plan provides that the trustee will vote the shares for which voting instructions have not been received in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties. If you wish to have the shares allocated to this account under the plan as well as a portion of any shares for which no timely voting instructions are received from other participants voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet.

I hereby instruct the trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to this account under each plan on February 12, 2019, at the Annual Meeting of Shareholders to be held on April 8, 2019, and at any adjournment thereof as indicated on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof.

Unless otherwise specified on the reverse side, if you give your instructions by signing and returning this card, or by telephone or via the Internet, the Trustee will vote FOR the election of Directors, FOR Items 2 and 3, and AGAINST Item 4.

If you plan to attend the 2019 ANNUAL MEETING, please mark the box indicated on the reverse side.

THIS CONFIDENTIAL VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.